An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular June 7 , 2017

SHIFTPIXY, INC.

2,000,000 SHARES OF COMMON STOCK

This is the initial public offering of securities of ShiftPixy, Inc., a Wyoming corporation. We are offering 2,000,000 shares of our common stock, par value $0.0001 (“Common Stock”). We expect that the initial public offering price will be between $6.00 to $8.00 per share (the “Offered Shares”). We plan to set the price per share and make any necessary adjustments to the number of shares after (a) marketing the offering through a selling group of brokers and institutional investors and road show activities, and (b) assessing the level of investment interest at various price and volume levels to optimize the successful result of this offering.

We will determine the price per share as well as the number of shares prior to any sales of the Offered Shares. We will disclose the price per share and fix the number of shares in a post qualification Rule 253(g) Offering Circular to be filed with the SEC within 15 days of qualification of our post qualification amendment. Upon the filing of the 253(g) Offering Circular, we will proceed to consummate sales of the Offered Shares. No sales of the Offered Shares will be consummated until after the SEC qualifies the Offering Memorandum filed on Form 1-A and we have filed the post qualification Rule 253(g) Offering Circular with the price per share and finally determined number of shares stated as part of that Offering Circular.

The Offered Shares are being offered on an all or none basis. The offering will commence on the date of this Offering Circular and will terminate at closing of the offering. All investor funds received from the date of this Offering Circular to the closing date of this offering will be deposited into a separate bank account with Prime Trust, LLC, serving as agent or trustee for the persons who have the beneficial interests therein, pursuant to Section 15c2-4 until closing. The closing date of the offering shall take place on _____, 2017, or earlier if all shares are sold and proceeds received and deposited. There is no withdrawal right for investors regarding investor funds received from the date of this Offering Circular to the closing date of this offering.

Upon closing of the sale of the Offered Shares, the proceeds from the offering will be distributed to the Company and the associated Offered Shares will be issued to the investors who have purchased such Offered Shares. If the offering does not close for any reason, the proceeds for the offering will be promptly returned, without deduction and without interest.

The minimum purchase requirement per investor is 100 Offered Shares ($600.00 to $800.00, depending upon the final price of the Offered Shares); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

We have engaged W.R. Hambrecht + Co., LLC (the “Representative Underwriter”), _____, and _____, as the underwriters (collectively, the “Underwriters”) to offer the Offered Shares to prospective investors on an all or nothing basis. Our Underwriters will have the right to engage such other broker--dealers or agents as it determines to assist in the offering. We expect to close the sale of the Offered Shares following the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”) and we have filed the post qualification Rule 253(g) Offering Circular with the price per share and finally determined number of shares stated as part of that Offering Circular. Prior to this offering, there has been no public market for our Common Stock. We have applied to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PIXY.” We expect our Common Stock to begin trading NASDAQ following the Termination Date.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 10 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer (2)
Per Share	$8.00	$0.48	$7.52
Per Share	$7.00	$0.42	$6.58
Per Share	$6.00	$0.36	$5.64

Total Proceeds at $8/Share	$16,000,000	$960,000	$15,040,000
Total Proceeds at $7/Share	$14,000,000	$840,000	$13,160,000
Total Proceeds at $6/Share	$12,000,000	$720,000	$11,280,000

_________________

(1)

We have agreed to reimburse certain expenses to our Representative Underwriter and to issue to the Representative Underwriter certain warrants. Please refer to the section entitled “Underwriting” in this Offering Circular for additional information regarding total underwriter compensation.

(2)

Excludes estimated total offering expenses, including underwriting discount and commissions, which will be approximately $840,000 assuming a price per share of $7.00, the mid-point of our offering price range.

The date of this Offering Circular is November 28, 2016, as amended on _____, 2017.

For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “ShiftPixy,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of ShiftPixy, Inc., and its wholly-owned subsidiary, Shift Human Capital Management Inc., d/b/a ShiftableHR (“ShiftableHR”).

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•

Our ability to successfully develop material revenue streams from contracts to provide workers primarily for part-time shift work clients with large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades;

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to attract, retain and generate revenue from part-time shift work clients with large contingent part-time workforce demands;

•	The effect of disruptions in or impairments to our ability to use our computer programs used to manage our business;

•	Our ability to retain and grow our customer base;

•	Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

•

Unanticipated but potential changes in government healthcare laws, rules and regulations, including the Patient Protection and Affordable Care Act, also known as “Obamacare” (the “Affordable Care Act” or the “ACA”), the replacement of which is being considered by Congress;

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Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

We were initially incorporated under the laws of the State of Wyoming on June 3, 2015. We formed Shift Human Capital Management Inc., d/b/a/ ShiftableHR, a wholly-owned subsidiary, in December 2015. Our principal executive office is located at 1 Venture, Suite 150, Irvine, CA 92618, and our telephone number is (888) 798-9100. Our website address is www.shiftpixy.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

The Company is a leading provider of employment law compliance solutions for businesses and workers in an environment in which shift or other part-time/temporary positions, commonly called “gigs,” are performed. In what is now being called the Gig Economy, businesses such as those in our current target market in the restaurant and hospitality industries contract with independent workers for less than full-time engagements primarily in the form of shift work. The trend toward a Gig Economy has begun, and we are endeavoring to participate through an employment related service offering. A study by Intuit predicted that by 2020, 40 percent of American workers would be less than full time independent contractors. Intuit, Inc. October 2010. “Intuit 2020 Report: Twenty Trends That Will Shape the Next Decade.”

A significant problem for employers in the Gig Economy involves compliance with regulations imposed by federal, state and local governments, including requirements associated with worker’s compensation insurance, and other traditional employment compliance issues, including the employer mandate provisions of the Affordable Care Act. The compliance challenges are often complicated by the actions of many employers in reducing workers’ hours as a means to avoid characterizing employees as “full-time.” Congress is considering amendments to or replacement of the ACA. We believe that no matter what ultimately happens with respect to the employer mandate provisions of the ACA, employers still face regulatory issues and overhead costs for which we believe our services are a cost-effective solution. Also, we believe that a possible benefit to the repeal of the ACA employer mandate provisions may be to reduce our costs and enable us to pass a portion of the savings on to our clients, because we would no longer be subject to the employer mandate costs applicable to the ShiftPixy employees secured from our clients (associated with the provision of health insurance coverage or payment of applicable penalties).

For Gig/Shift Workers, whom we also call “Shifters,” the significant problem is difficulty in finding other jobs/gigs to replace hours lost when their employers reduce their hours and make them less than full-time employees or otherwise to fill workweek employment voids.

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We believe ShiftPixy has the ideal solution for both of these groups and each of their problems via a service offering that entails two principal elements (that we refer to collectively as our “Ecosystem”) as follows:

•

ShiftPixy Employer Solution: ShiftPixy absorbs the employer’s Shifters as ShiftPixy Employees and makes those employees available to the former employer to work the same jobs, as employees of ShiftPixy, shouldering a substantial portion of the employment-related compliance responsibilities. In addition, when the ShiftPixy mobile app is released, businesses will be able to access via that technology additional qualified workers, who are already part of the ShiftPixy Ecosystem, to fill workforce voids on short notice, having assurance that such employees have work experience, will be paid, will be covered by applicable workers’ compensation coverage, and will have applicable employment related taxes calculated and processed.

•

ShiftPixy Shifter Solution: Shifters placed with one of ShiftPixy’s clients can now access other shift work with other ShiftPixy clients, ultimately through the new ShiftPixy mobile app, a prototype of which was released in September 2016. When released to the general public, anticipated to be in the fourth quarter of calendar year 2017, the ShiftPixy mobile app will enable not only ShiftPixy shift employees but also ultimately shift employees outside the ShiftPixy Ecosystem, many of them millennials who connect to the outside world solely through mobile devices, to access available shift jobs at all of ShiftPixy’s participating clients. In addition to the benefits of working not as independent contractors but as employees, enjoying the protections of workers’ compensation coverage and employment laws, as well as the calculation and remittance of applicable employment taxes, among other benefits, Shifters are also enabled to participate in ShiftPixy’s benefit plan offerings, including minimum essential health insurance coverage plans and a 401(k) plan.

As part of our development strategy, in addition to our efforts to onboard clients as a staffing company, we are also onboarding clients via employment services offerings comparable in scope to professional employer organization and administrative services only solutions through our wholly-owned subsidiary ShiftableHR, and we intend to migrate these clients to the new nextGEN ShiftPixy Solution. In addition, we are joining the hot topic dialogue currently going on in the nextGEN Gig Economy about companies such as Uber and others who have been targeted by plaintiff’s attorneys and government agencies for allegedly mischaracterizing employees as independent contractors. We believe that our ShiftPixy business model is a perfect solution for these companies, because we acquire employer status with regard to the workers, not classifying them as independent contractors, and accordingly embracing the compliance obligations associated with being an employer.

ShiftPixy’s headquarters is currently situated in Irvine, California, from which it can reach the Southern California market, and has a modest staff in Phoenix, but it plans to open the following additional physical offices upon completion of our offering, in the following order:

•	First, New York and then Orlando;

•	Next, after the above offices are operational, and upon securing additional financing, if necessary, we plan to proceed to Dallas and then Chicago;

•	Finally, after all the above offices are operational, and upon securing additional financing, if necessary, we plan to proceed to Las Vegas and then Atlanta.

Through these office locations, we plan to engage more actively with clients through sales, marketing, employee onboarding, training and payroll processing, in each instance as necessary and appropriate to the applicable market.

These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sectors. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

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ShiftPixy and its subsidiary collectively serve, as of April 30, 2017, an aggregate of approximately 94 clients and with an aggregate of approximately 2,902 active, paid worksite employees, as well as providing only payroll administration services to an additional 25 clients with 816 employees. None of these clients represents more than 10% of our annualized revenues for either fiscal year 2016 or for the 6-month period ending February 28, 2017.

ShiftPixy’s anticipated business and revenue growth in the nextGEN Gig Economy will result from the following factors:

•

Large Potential Market. There is a large potential market for ShiftPixy’s services. Current statistics show that there are over 13 million employees working in our current target market-the restaurant and hospitality industries. (U.S. Department of Labor. Bureau of Labor Statistics. September 2016. Table B-1: Employees on nonfarm payrolls by industry sector and selected industry detail: Accommodation and Food Services Industry Subsector). Compared to the total workforce in all industries, workers in the restaurant industry have a notably higher percentage of part-time workers. (National Restaurant Association. “News & Research: Restaurant middle class job growth 4x stronger than overall economy.” 13 January 2016). Of course, ShiftPixy plans to expand its service offering into other industries as well, particularly where part-time work is a significant component of the applicable labor force, including the retail and health care, especially home health care, sectors.

•

Rapid Rise of Independent Workers. The number of independent workers, totaling approximately 40 million in 2016, is expected to increase to 40% of the private, non-farm U.S. workforce by 2021. (MBO Partners. “America’s Independents / A Rising Economic Force / 2016 State of Independence in America Report / Sixth Annual.” 2016.) Millennials represent approximately 40% of the independent workforce who are over the age of 21 and who work 15 hours or more each week. (MBO Partners. “America’s Independents / A Rising Economic Force / 2016 State of Independence in America Report / Sixth Annual.” 2016.)

•

Technology Affecting and Attitudes towards Employment Related Engagements. Gig-economy platforms have changed the way part-time workers can identify and connect to work opportunities, and Millennials and others have embraced such technologies as a means to secure short-term employment related engagements.

•

New ShiftPixy mobile app is Designed to Provide Additional Benefits to Employers and NextGen Shift Workers. Mindful that most of its Shifters will be millennials who connect with the outside world primarily through a mobile device, ShiftPixy is poised to significantly expand its business through the ShiftPixy mobile app, a prototype of which was launched in September 2016. The ShiftPixy mobile app is a proprietary application downloaded to mobile devices, allowing ShiftPixy’s Shifters to access shift work opportunities at all of ShiftPixy’s clients, not just their current restaurant or hospitality provider, and with an added feature anticipated to be available in the fourth quarter of 2017, also allowing shift employees not working at its clients to access shift work opportunities at all of its clients.

•

Marketing Advantages from Strategic Insurance Provider Relationships. ShiftPixy receives marketing assistance from insurance brokerage and consulting firms, who introduce ShiftPixy to their insurance clients who are not aware of and who could benefit from ShiftPixy’s service offering.

•

Ultimate Development of a ShiftPixy Ecosystem. ShiftPixy’s ultimate goal is to establish the first Ecosystem for employers with a large number of part-time workers, such as restaurants and hospitality businesses, and the ever-growing number of shift workers in the new “Gig Economy.” In a “Gig Economy,” part-time/temporary positions are common, and organizations contract with independent workers for short-term engagements. The goal of the Ecosystem is to allow the job provider to be agile but compliant and the shift worker to manage and scale opportunity and income.

•

ACA’s Current Impact on Existing and Potential New Clients. ShiftPixy’s existing and potential new clients are being significantly impacted by new requirements to provide employees health care coverage under the ACA, the relevant portions of which, with respect to impacting our existing and potential future clients, became effective January 1, 2015 and is likely to be in effect for the near future given if Congress fails to repeal and replace the ACA.

•

If a potential client in our target market of the restaurant, hospitality and maintenance service business has 50 or more full-time equivalent employees, under the ACA, as currently applicable, it must offer benefits to full-time employees, a very expensive proposition.

•	Determining compliance requirements for industries such as restaurant, hospitality and maintenance service business which employ many part time workers is very challenging.

•	Failure to offer coverage if required under the ACA, as it is currently comprised, can result in significant fines and other penalties.

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The Challenges of Compliance: Employment law compliance requirements, including those related to the ACA, present a multi-obstacle ridden employment related compliance landscape, including the need to secure applicable workers’ compensation insurance coverage, to effect employment related tax withholdings and filings, and to navigate laws related to hiring and release of employees, including discrimination (race, color, national origin, sex, age, religion, disability, pregnancy and sexual orientation), sexual harassment, sick pay and time off, hours of work, minimum wage and overtime, gender pay differentials, immigration, safety, child labor, military leave, garnishment and other wage imposition processing, family and medical leave, COBRA, and unemployment claims. ACA compliance currently merely adds another significant burden to employers who will still face all of employment law compliance issues, including those listed above associated with the ACA.

A business can secure assistance in mitigating and even eliminating these challenges by retaining ShiftPixy.

The ShiftPixy Solution: ShiftPixy is developing an Ecosystem comprised of a closed proprietary operating and processing system that helps restaurant or hospitality businesses (and in the future, businesses in additional industries wherein we plan to market our services) as well as shift workers by matching available shifts with available shift workers. The ShiftPixy Ecosystem provides the following benefits:

1.

Compliance: ShiftPixy assumes a substantial portion of a business’s employment regulatory compliance issues by having all of client Shifter employees become employees of ShiftPixy. As the employer of the Shifters, ShiftPixy contracts with the ShiftPixy clients to staff their shift employee requirements. As these employees are no longer employees of the ShiftPixy client, the employment regulatory compliance reporting, tracking and compliance responsibility becomes that of ShiftPixy and not the ShiftPixy client. Similarly, employee vs. independent contractor classification issues, worker’s compensation and other such employee law and regulation compliance issues become the responsibility of ShiftPixy rather than of the ShiftPixy client. Thus, using the ShiftPixy solution, ShiftPixy clients benefit not only from having the time previously spent on these employment compliance issues now available to grow their business, but they also enjoy the confidence of knowing that a staff of Shifters, familiar with the client’s operations, will work at the client’s facility, albeit as employees of ShiftPixy. ShiftPixy clients can now focus their energy on the success of their business with assurance that their employment regulatory compliance issues are being addressed by ShiftPixy. The costs associated with the Shifters are consolidated and charged, in effect, as part of the Shifters’ applicable rates of pay, allowing the clients to fund the employment related costs as the services are used-thereby avoiding various lump sum employment related cost impositions.

2.

Cost Containment: By having access to ShiftPixy’s entire part-time workforce, a client business is able to scale up or down more rapidly, making it easier to contain operational cost. The two largest costs for a restaurant are food and labor. (National Restaurant Association “Restaurant Operations Report 2013-2014.) ShiftPixy charges a fixed percentage on wages that allows the employer to budget and plan more effectively without all the threats of penalties or missteps in dealing with employment law compliance related issues.

3.

Cost Savings: ShiftPixy is able to use economies of scale in purchasing employer related solutions such as worker’s compensation and other benefits and in general can provide a business a shifter at a lower cost than the employer can otherwise staff a particular position.

ShiftPixy and its subsidiary collectively serve, as of April 30, 2017, an aggregate of approximately 94 clients and with an aggregate of approximately 2,902 active, paid worksite employees, as well as providing only payroll administration services to an additional 25 clients with 816 employees. None of these clients represents more than 10% of our annualized revenues for either fiscal year 2016 or for the 6-month period ending February 28, 2017. A client is a business paying us to provide employees or employee related services. We are currently focused on clients in the restaurant and hospitality industries. All have written client service agreements. The basic client agreement is substantially similar for all clients, with minor modifications to fit each client’s specific situation, and some differences to account for whether the engagement is with ShiftPixy or its wholly owned subsidiary, Shift Human Capital Management Inc. The current forms of Client Agreements are filed as exhibits to this Offering Circular.

ShiftPixy Human Capital Management Inc., d/b/a ShiftableHR

We formed this subsidiary in response to the need to have worker’s compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the assignment of temporary employees as offered by ShiftPixy. Under this subsidiary, under circumstances wherein the client remains as the sole employer of the subject employees, we act as a payroll processor, human resources consultant, and administrator of worker’s compensation coverages and claims. For administrative reasons, we believe that providing these services through a separate legal entity seemed advisable and required, and thus we formed the subsidiary to provide these services. Our goal is to migrate these clients to ShiftPixy.

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These services are also available to businesses in all industries, not just the restaurant and hospitality industries. We hope that this mechanism may become a way to onboard new clients into the ShiftPixy Ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by ShiftPixy, the parent. As of April 30, 2017, ShiftableHR had 71 clients (included in our total aggregate of 94 clients) with 1,792 worksite employees and 816 employees for whom we provide only payroll administration services.

Potential New Marketing Opportunity

We have seen a potential new market based upon the issue of worker misclassification in the Gig Economy. Gig Economy companies such as Uber regularly classify the people working for them as “independent contractors” rather than “employees” for jobs (gigs). The companies can pay much less for services and in regulatory requirements if their workers are classified as independent contractors. Under state and federal employment laws, workers classified as employees are much more expensive for these companies. However, increasing litigation against Uber and others has increased awareness about this issue. ShiftPixy provides a solution by absorbing workers for these types of Gig Economy companies as employees of ShiftPixy, eliminating any risk of litigation, fines and other worker misclassification problems for these types of Gig Economy companies which become ShiftPixy clients.

THE OFFERING

Issuer:	ShiftPixy, Inc.

Securities offered:	2,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $6.00 to $8.00 per share (the “Offered Shares”).

Number of shares of Common Stock outstanding before the offering:	26,541,925

Number of shares of Common Stock to be outstanding after the offering:	28,541,925

Price per share:	$6.00 to $8.00

Offering amount at $6.00 per share:	$12,000,000

Offering amount at $7.00 per share:	$14,000,000

Offering amount at $8.00 per share:	$16,000,000

Proposed listing:

We have applied to list our Common Stock on the NASDAQ Capital Market, and we expect trading to commence following the Qualification of this offering, assuming we have sold all of the shares being offered and our filing on Form 8-A in order to register our shares under Section 12(b) under the Exchange Act has become effective. We anticipate that this filing will not be made until we file a final post-Qualification Amendment prior to the closing of this offering when we will have in hand the required certification from NASDAQ before we file.

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Use of proceeds:

If we close the offering, our net proceeds (after underwriting discount and commissions and our estimated other offering expenses) will be between $11,280,000 and $15,040,000. We will use these net proceeds for Mobile App and proprietary HR software development and support, insurance, business development, staff and location expansion, working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS,” above and “Risk Factors,” below.

_____________________

(1)	The number of shares of common stock outstanding excludes:

•	shares of our Common Stock issuable upon exercise of the warrants to be issued to the underwriter in connection with this offering.

•

2,494,788 shares of our Common Stock issuable upon exercise of the warrants issued and outstanding at April 30, 2017, held by non-affiliated stockholders at a weighted average exercise price of $2.56 per share.

•	shares of our Common Stock issued and issuable upon exercise of the options issued under our 2017 Stock Option / Stock Issuance Plan.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Relaxed Ongoing Reporting Requirements.”

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to Our Business

We have limited operating history, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are a development stage company and are in the process of developing our products and services. We have been in business for only 23 months as of April 30, 2017. Although we have now generated net revenues of $8,460,653 for the fiscal year ended August 31, 2016, and $11,090,398 in the six-month period ended February 28, 2017, it is still difficult, if not impossible, to forecast our future results based upon our limited but now positive historical operating data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, our net revenues in the future may decline, which may result in a decline in our stock price once we start trading.

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The Company’s success and survival is contingent upon its ability to achieve profitable operations and the Company’s ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred net losses of $53,681, and utilized $51,350 in operating cash flows. Further, during the fiscal year ending August 31, 2016, the Company incurred net losses of $1,854,556 and utilized $740,763 in operating cash flows. However, during the six-month period ended February 28, 2017, the Company had a net profit of $239,625 (including an adjustment of approximately $280,000 applicable to a prior period as detailed in Note 5 of the consolidated results of our operations for the six months ended February 28, 2017 and February 29, 2016 (Unaudited)). Had the approximately $280,000 adjustment been recorded correctly in the prior period, the Company’s net loss would have been approximately $40,000. The Company also utilized $818,816 in operating cash flows.

There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, including our three-year target objectives, to a greater extent than we can with our existing financial resources.

Management currently believes that the Company can fully implement its current business plan. A major assumption underlying management’s belief is that this Offering is successful. However, there is a risk that this Offering, although on different terms, will not succeed just as our prior offering for up to $50,000,000 did not succeed, inasmuch as the $15,000,000 minimum in the prior offering was not achieved prior to the offering Termination Date, and all investor funds were returned. There is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan and achieve profitable operations for the reasons set forth herein and elsewhere in “Risk Factors.”

Because the financial statements for the six-month period ended February 28, 2017, have not been reviewed by our auditors, there is no assurance that, when the auditors finish reviewing our financial statements for the six-month period ended February 28, 2017, there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular.

The requirements for interim financial statements in a Regulation A offering are different from those required under the Securities Act of 1933, as amended. A Regulation A filer like us can include interim financial statements that are not reviewed by an auditor. Because the financial statements for the six-month period ended February 28, 2017, have not been reviewed by our auditors, there is no assurance that, when the auditors finish reviewing our financial statements for the six-month period ended February 28, 2017, there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular.

We may be subject to penalties and interest payable on taxes as a result of software or manual error.

Our input of data in the software must be effected properly in order to process the data and payments correctly with regard to clients, employees and applicable tax agencies. If we input incorrect data or input accurate data incorrectly, we could inadvertently overbill or underbill our clients or overpay or underpay applicable taxes, resulting in the loss of net income and/or clients and/or the incurrence of tax penalties and interest. Despite our efforts to reconcile taxes on a monthly basis, we may incur additional taxes, penalties and interest which we may or may not bill the clients for.

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Industry Risks

Providing specialized Gig Economy oriented staffing management products and services is an emerging yet competitive business, and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete in the same markets with many companies that offer not only staffing management products and services focused on the Gig Economy but also more traditional staffing management products and services. There are limited barriers to entry. Price competition in the industry, particularly from larger, more traditional industry model competitors, is intense, and pricing pressures from competitors and clients are increasing. New competitors entering our markets may further increase pricing pressures.

Clients may competitively bid new contracts; a trend is expected to continue for the foreseeable future. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our targeted customer base is diverse and we face a challenge in adequately meeting each group’s needs.

Because we will serve both employers and employees, we must work constantly to understand the needs, standards and requirements of each group and must devote significant resources to developing products and services for their interests. If we do not accurately predict our customers’ needs and expectations, we may expend valuable resources in developing products and services that do not achieve broad acceptance across the markets.

Our success depends on adoption of our products and services by our various types of customers, and if these potential customers do not accept and acquire our products and services then our revenue will be severely limited.

The major customer groups to whom we believe our products and services will appeal, both employers and employees, particularly related to shift work, may not embrace our products and services. Acceptance of our products and services will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers’ needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to continue generating revenues could be reduced.

Competing forms of Gig Economy oriented staffing management products and services may be more desirable to consumers or may make our products and services obsolete.

There are currently several different competing Gig Economy oriented staffing management product and service technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products and services obsolete. Consumers may prefer alternative technologies and products and services. We cannot guarantee that users of Gig Economy oriented staffing management products and services who will be using our products and services will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products and services may substantially impact our business reducing our ability to sustain generating revenues.

Software products we use in our business may contain defects which will make it more difficult for us to establish and maintain customers.

We are currently using HRPyramid software for our payroll processing, and we are transitioning to PrismHR for such processing. We also use MasterTax to process our tax reports and filings. We also use a host of other software products in the course of conducting our business. Our payroll processing software and other software products we use in our business may contain undetected design faults and software errors, or “bugs” that are discovered only after they has been installed and used by a greater number of customers. Any such defect or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technologies are intended to be utilized to supply human resources related services, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that our specialized human resources software and services has yet to gain widespread acceptance in the market, any delays or other problems caused by software bugs would likely have a more detrimental impact on our business than if we were a more established company.

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If a contract relating to our mission critical software that we use in our business is terminated or not renewed, our business could be seriously disrupted and our revenues significantly reduced.

If a contract relating to our mission-critical software services, such as that applicable to payroll and payroll tax processing, is terminated or non-renewed, and we do not have an effective replacement software, our business and revenues would suffer. Although there are other software vendors we can use, it may take time to negotiate an agreement and make operational this replacement software. Accordingly, if the software agreements that we use in our business are terminated or not renewed, our business could be seriously disrupted and our revenues significantly reduced until we locate and make operational replacement software.

Damage claims against us as a result of actions of our employees could reduce our sales and revenues.

If any one of our employees is found to cause injury or damage through one or more negligent or wrongful acts, including sexual harassment and other employment related offenses, the Company could suffer financial damages as a result of claims by the injured party. We have not had significant claims for damages or losses from actions of our employee workers to date. The Company carries a staffing liability program commercial insurance policy, but the policy provides coverage only with respect to: 1. “wrongful employment acts” committed against our “employees” pursuant to our agreement with that client; and 2. A “staffing services worker’s” acts committed while in the service of our client that result in a “wrongful business environment.” The insurer may seek to disclaim liability as not covered or for other reasons or the amount of judgment against us may exceed the policy limits. Any claims for damages against us as a result of actions of our work employees could damage our reputation and reduce our revenues.

Lapses in our employee screening process may result in potential litigation, which may be costly and/or damage our reputation.

If we experience lapses in our employee screening process, we may face potential litigation from our clients or government regulators, which may be costly and/or damage our reputation.

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. Except as otherwise noted herein, we have not applied for any formal patent, trademark or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;

•	Protect our trade secrets;

•	Determine the validity and scope of the rights of others; or

•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

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If we are unable to secure or pay for the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced.

We are required to obtain and maintain various types of insurance coverage for our business, in particular health and worker’s compensation insurance related to our employees. Although we have contracts with all types of providers currently necessary for our business, if in the future we are unable to secure the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced. In addition, any increases in the cost of insurance coverage we are required to maintain could reduce any net profits we might have.

The Company assumes the obligation to make wage, tax, and regulatory payments for our shifter employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manages the risks associated with shifter employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers’ compensation costs for shifter employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers’ compensation costs for its shift workers. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

Failure to comply with, or changes in, laws and regulations applicable to our business, particularly potential changes to the ACA, could have a materially adverse effect on our marketing plan as well as our reputation, results of operations or financial condition, or have other adverse consequences.

Our business is subject to a wide range of complex laws and regulations. For example, many states regulate entities offering the employment related services such as those offered by us directly or through our subsidiary and require licenses as a prerequisite to operation of such enterprises in their respective jurisdictions. There can be no assurance that either ShiftPixy or its subsidiary, ShiftableHR, will be successful in either securing or maintaining a license or licenses in compliance with a particular state’s laws and regulations. Further, many states require variously that worker’s compensation policies offered by employment related firms such as ours to be managed according to strict rules and/or that unemployment insurance filings be administered according to strict rules.

Failure to comply with such laws and regulations could result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of services, and the imposition of consent orders or civil and criminal penalties, including fines, that could damage our reputation and have a materially adverse effect on our results of operation or financial condition.

In addition, changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, may decrease our revenues and earnings and may require us to change the manner in which we conduct some aspects of our business. For example, a change in regulations either decreasing the amount of taxes to be withheld or allowing less time to remit taxes to government authorities would adversely impact interest income from investing client funds before such funds are remitted to the applicable taxing authorities. Changes in taxation regulations could adversely affect our effective tax rate and our net income. Changes in laws that govern the co-employment arrangement between a professional employer organization and its worksite employees may require us to change the manner in which we conduct some aspects of our business. Healthcare reform under the federal Patient Protection and Affordable Care Act, as amended, related state laws, and the regulations adopted or to be adopted thereunder, have the potential to impact substantially the way that employers provide health insurance to employees and the health insurance market for the small and mid-sized businesses that constitute our business’s clients and prospects. If the ACA is repealed or replaced, the elimination of employer mandates and similar employer requirements currently imposed by the ACA, and other regulatory changes could in the future reduce our revenues. Amendments to money transmitter statutes have required us to obtain licenses in some jurisdictions. The adoption of new money transmitter statutes in other jurisdictions, changes in regulators’ interpretation of existing state and federal money transmitter or money services business statutes or regulations, or disagreement by a regulatory authority with our interpretation of such existing statutes or regulations, could require additional registration or licensing, limit certain of our business activities until they are appropriately licensed, and expose us to financial penalties. These occurrences could also require changes to our compliance programs and to the manner in which we conduct some aspects of our money movement business or client funds investment strategy, which could adversely impact interest income from investing client funds before such funds are remitted.

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We host, collect, use, transmit and store personal and business information, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs and cause losses.

In connection with our business, we host, collect, use, transmit and store large amounts of personal and business information about our clients, employees of our clients, vendors and our employees, including payroll information, healthcare information, personal and business financial data, social security numbers, bank account numbers, tax information and other sensitive personal and business information.

We are focused on ensuring that our operating environments safeguard and protect personal and business information, and we will be required devote significant resources to maintain and regularly update our systems and processes. Nonetheless, globally, attacks on information technology systems continue to grow in frequency, complexity and sophistication, and the Company may be targeted by unauthorized parties using malicious tactics, code and viruses.

We have third party contractors who monitor our activities in a manner designed to prevent, detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third-parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the confidentiality, integrity or availability of data or our systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third-parties with whom we do business, through fraud, trickery, or other methods of deceiving our employees, contractors, and temporary staff. As these threats continue to evolve, we may be required to invest significant additional resources to modify and enhance our information security and controls or to investigate and remediate any security vulnerabilities. In addition, while our operating environment is designed to safeguard and protect personal and business information, we do not have the ability to monitor the implementation of similar safeguards by our clients, vendors or their respective employees, and, in any event, third-parties may be able to circumvent those security measures.

Any cyber-attack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, or theft of non-public or other sensitive information, similar act by a malevolent party, or inadvertent acts by our own employees, could result in the disclosure or misuse of confidential or proprietary information, and could have a materially adverse effect on our business operations, or that of our clients, create financial liability, regulatory sanction, or a loss of confidence in our ability to serve clients or cause current or potential clients to choose another service provider. Although we believe that through our third-party contractors we maintain a program of information security and controls and any threats that we might have encountered to date have not materially impacted us, the impact of a data security incident could have a materially adverse effect on our business, results of operations and financial condition. We have insurance coverage for risks for exchanging and maintaining data electronically that is designed to address certain aspects of cyber-risks, such insurance coverage may be denied or be insufficient to cover all losses or all types of claims that may arise in the continually evolving area of cyber-risk.

We are also subject to various federal and state laws, rules and regulations relating to the collection, use, transmission and security of personal and business information. In addition, the possession and use of personal information and data in conducting our business subjects us to laws that may require notification to regulators, clients or employees in the event of a privacy breach and may impose liability on us for privacy deficiencies, including but not limited to liability under laws that protect the privacy of personal information, such as the Health Insurance Portability and Accountability Act of 1996, or HIPAA, and regulatory penalties. These laws continue to develop, the number of jurisdictions adopting such laws continues to increase, and these laws may be inconsistent from jurisdiction to jurisdiction. The future enactment of more restrictive laws, rules or regulations could have a materially adverse impact on us through increased costs or restrictions on our businesses and noncompliance could result in regulatory penalties and significant legal liability. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase.

Some of the activities in which our shift workers could become involved could include health care information related responsibilities and could thereby invoke the need for compliance with HIPAA as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH. The United States Department of Health and Human Services issued regulations that establish uniform standards governing the conduct of certain electronic health care transactions and protecting the privacy and security of protected health information used or disclosed by health care providers and other covered entities. Three principal regulations with which we are required to comply have been issued in final form under HIPAA: privacy regulations, security regulations, and standards for electronic transactions, which establish standards for common health care transactions. The privacy regulations cover the use and disclosure of protected health information by health care providers. They also set forth certain rights that an individual has with respect to his or her protected health information maintained by a health care provider, including the right to access or amend certain records containing protected health information or to request restrictions on the use or disclosure of protected health information. The security regulations establish requirements for safeguarding the confidentiality, integrity, and availability of protected health information that is electronically transmitted or electronically stored. The HITECH Act, among other things, establishes certain health information security breach notification requirements. A covered entity must notify any individual whose protected health information is breached. The HIPAA privacy and security regulations establish a uniform federal “floor” and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing protected health information. These laws contain significant fines and other penalties for wrongful use or disclosure of protected health information. Additionally, to the extent that we submit electronic health care claims and payment transactions that do not comply with the electronic data transmission standards established under HIPAA and HITECH, payments to us may be delayed or denied.

Our systems may be subject to disruptions that could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on our ability to process, on a daily basis, a large number of complicated transactions. We rely heavily on our payroll, financial, accounting, and other data processing systems. We may not be successful in preventing the loss of client data, service interruptions or disruptions to our operations from system failures. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

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Because we store data in the cloud with providers such as Microsoft and Amazon, any disruptions in our ability to access this data or any breach of security concerning this data in the cloud could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on data storage in the cloud with providers such as Microsoft and Amazon. These cloud storage systems may fail to operate properly or become disabled even for a brief period of time. There could also be security breaches of our data stored in the cloud. If there is loss of client data, service interruptions or disruptions to our operations related to our cloud data storage, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

Political and economic factors may adversely affect our business and financial results.

Monetary and fiscal policies and political and economic conditions may substantially change. When there is a slowdown in the economy, employment levels may decrease with a corresponding impact on our businesses. Clients may react to worsening conditions by reducing their spending on payroll and other outsourcing services or renegotiating their contracts with us.

We are dependent upon various large banks to execute Automated Clearing House and wire transfers as part of our client payroll and tax services. A systemic shutdown of the banking industry would impede our ability to process funds on behalf of our payroll and tax services clients and could have an adverse impact on our financial results and liquidity.

If we are unable to effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected.

We have experienced rapid growth since our inception, and our plans contemplate significant expansion of our business. If we are unable to manage our growth effectively, including having geographically dispersed offices and employees or to anticipate and manage our future growth accurately, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base. Our business relies on data systems, billing systems and financial reporting and control systems, procedures and controls. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve these systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing regulatory requirements, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

•	Expand employer and employee client relationships;

•	Increase the number of our employer clients and grow a shifter employee base;

•	Develop relationships with third-party vendors such as insurance companies;

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•	Expand operations and implement and improve our operational, financial and management controls;

•	Raise capital at attractive costs, or at all;

•	Attract and retain qualified management, employees and independent service providers;

•	Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services;

•	Protect our proprietary processes and technologies and our intellectual property rights; and

•	Respond to government regulations relating to the Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

Our independent registered public accountants will not be required to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

Our independent registered public accounting firm has not assessed the effectiveness of our internal control over financial reporting and will not, as a result of this offering, be required to assess the effectiveness of our internal control over financial reporting. As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants.

Risks Related to Management and Personnel

We depend heavily on Mr. Scott W. Absher, CEO and Director. The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. Scott W. Absher, CEO and Director. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition to Mr. Scott W. Absher, CEO and Director, this could adversely affect the development of our business plan and harm our business.

Mr. Absher has limited experience managing a public company, which may inhibit our ability to implement successfully our business plan.

We have never operated as a public company. Mr. Scott W. Absher, CEO and Director and the beneficial owner of 47.10% of our stock as of April 30, 2017, has limited experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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Risks Related to this Offering

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold at a price of $7 per share (the mid-point of our offering price range), investors in this offering will own approximately 7% of the then outstanding shares of common stock, but will have paid over 79.73% of the total consideration for our outstanding shares (after giving effect to underwriting discounts and commissions), and will experience net tangible book value dilution of $6.53 per share. See “Dilution.”

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be agreed between us and the underwriters based on a number of factors, and may not be indicative of prices that will prevail on NASDAQ or elsewhere following this offering. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

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•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

NASDAQ may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market, NASDAQ will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Exclusive of shares and options issued in connection with our 2017 ShiftPixy Stock Option / Stock Issuance Plan, there are as of April 30, 2017, 1,441,925 shares of our common stock held by non-affiliates and 25,100,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because our audit committee is new and small, we are subject to increased risk related to financial statement disclosures.

Our Audit Committee currently consists of a single independent director. While we endeavor to keep the independent director informed regarding the state of the internal controls over financial reporting, the independent director relies upon the Company’s financial personnel to advise the Audit Committee with regard to such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

As of April 30, 2017, excluding unvested shares that they may acquire through the exercise of options issued pursuant to the 2017 ShiftPixy Stock Option / Stock Issuance Plan, our majority shareholders are the beneficial owners of approximately 94.19% of our outstanding voting securities prior to the offering and 87.59% of our outstanding voting securities after the offering, assuming all 2,000,000 shares of common stock in this offering are sold. As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. In addition, upon the exercise of the options to purchase preferred stock, the holders of the preferred stock would be entitled to elect a majority of the board according to the terms of the preferred stock. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Despite our election to become a public reporting company under the Exchange Act, we will publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we terminate our election to operate as a publicly reporting company under the Exchange Act, we will nevertheless be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Although we have elected to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we cease to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

In connection with this offering, the Company will enter into a lock-up agreement with our two principal shareholders, Scott W. Absher and J. Stephen Holmes, that prevents them, subject to certain exceptions, from offering additional shares of Common Stock for up to 180 days after the date of this Offering Circular, as further described in “Underwriting.” Further, our two principal stockholders have agreed, subject to certain exceptions, not to sell any shares of our Common Stock that they own for up to 180 days after the date of this Offering Circular, as further described in “Underwriting.” In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

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Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on The NASDAQ Capital Market and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use between approximately $1,145,000 and $3,505,000, depending on the pricing of the shares, of the net proceeds from this offering for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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DETERMINATION OF OFFERING PRICE

Prior to the offering, there has been no public market for the shares. The initial public offering price has been determined by negotiation between us and the Representative Underwriter. The principal factors considered in determining the initial public offering price included:

•	the information set forth in this Offering Circular and otherwise available to the Representative Underwriter;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the Representative Underwriter and us.

We plan to set the price per share and make any necessary adjustments to the number of shares after (a) marketing the offering through a selling group of brokers and institutional investors and road show activities, and (b) assessing the level of investment interest at various price and volume levels to optimize the successful result of this offering.

We will determine the price per share as well as the number of shares prior to any sales of the Offered Shares. We will disclose the price per share and fix the number of shares in a post qualification Rule 253(g) Offering Circular to be filed with the SEC within 15 days of qualification of our post qualification amendment. Upon the filing of the 253(g) Offering Circular, we will proceed to consummate sales of the Offered Shares. No sales of the Offered Shares will be consummated until after the SEC qualifies the Offering Memorandum filed on Form 1-A and we have filed the post qualification Rule 253(g) Offering Circular with the price per share and finally determined number of shares stated as part of that Offering Circular.

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after underwriting discount and commissions of $840,000, assuming a price per share of $7.00, the mid-point of our offering price range, and excluding our estimated other offering expenses of approximately $60,000) will be between $11,280,000 and $15,040,000. We will use these net proceeds for:

•

Software development and support, consisting of the continued development and rollout of our first phase mobile platform extension of our operating platform. A prototype of the software has been released, but the initial phases of fully functioning components of our software are scheduled for launch in the 2nd thru 4th quarters of 2017. The first phases of our mobile development are intended to create interfaces for client and employee onboarding as well as an interface for our mobile shift workers to profile their experience and preferences and match to local available shift opportunities based on their profile and proximity match to shift opportunities;

•

IT infrastructure and proprietary software platform, consisting of cloud based, integrated systems to support job provider clients operationally and shift workers personally. The infrastructure connects disparate systems bringing essential data points to user tasks. These systems that comprise our platform require high usage and highly scalable provider resources and alliances;

•

Additional expanded insurance coverage will be secured to provide for rapid expansion of our national job provider client base. Worker’s compensation coverage as an employer is required in every state and must be in place in advance of our expansion. In order for ShiftPixy to maximize growth and minimize growth friction, the Company will need to put significant capital to work to secure the widest underwriting capability;

•	Operational staff and regional office expansion consisting of a regional operation support in office locations planned to rollout as follows:

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•	First, New York and then Orlando

•	Next, after the offices in the above cities are open, and upon securing additional financing, if necessary, we intend to open offices in Dallas and then Chicago

•	Finally, after offices in the above cities are open, and upon securing additional financing, if necessary, we intend to open offices in Las Vegas and then Atlanta

•

The staffing for each of these office locations will be scaled with the growth of the clients and proceeds raised in this offering, but start with core regional operating duties covered. These locations will also require long-term leases;

•	General office expenses consisting of rent, office supplies and computer and other equipment; and

•	Working capital and other general corporate purposes.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of the shares, respectively, at a price of $8.00, $7.00 and $6.00 per share in this offering.

Price per Share of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
$8.00	$16,000,000	$960,000	$15,040,000

Mobile App Development & Support: $2,225,000

IT and HR Platform Development & Support: $5,050,000

Insurance/Business development: $2,160,000

Staff/Location expansion: $2,100,000

Working capital: $3,505,000

$7.00	$14,000,000	$840,000	$13,160,000

Mobile App Development & Support: $2,225,000

IT and HR Platform Development & Support: $5,050,000

Insurance/Business development: $2,160,000

Staff/Location expansion: $1,400,000

Working capital: $2,325,000

$6.00	$12,000,000	$720,000	$11,280,000

Mobile App Development & Support: $2,225,000

IT and HR Platform Development & Support: $5,050,000

Insurance/Business development: $2,160,000

Staff/Location expansion: $ 700,000

Working capital: $1,145,000

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If the price per share as sold in this offering falls within the range of $6.00 to $7.00, or the range of $7.00 to $8.00, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale at the price per share as indicated in the table, with proportionate adjustments made to the “Staff and Location Expansion” and “Working Capital” categories.

None of the proceeds from the offering will be used to compensate or otherwise make payments to our officers/directors, provided, however, our officers/directors will be paid in the ordinary course of business, in accordance with our agreements, consistent with industry standards, and consistent with such constraints as the Compensation Committee may impose.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

We may seek additional forms of financing to enable us to accomplish the business objectives associated with this offering. If we secure additional equity funding, investors in this offering would be diluted. No plans for additional financing are currently being contemplated by the Company, and in all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

Our historical net tangible book value as of August 31, 2016, was $124,403 or $0.0047 per share of our common stock (based on net tangible book value as of that date and 26,541,925 shares of common stock outstanding as of April 30, 2017), and our historical net tangible book value as of February 28, 2017, was $891,027 or $0.0336 per share of our common stock (based on net tangible book value as of that date and 26,541,925 shares of common stock outstanding as of April 30, 2017). Historical net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding. Pro forma as adjusted net tangible book value per share gives further effect to the issuance of 2,000,000 shares of our common stock at an assumed initial public offering price of $7.00 per share (the mid-point of our offering price range) and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Our pro forma, as adjusted net tangible book value as of August 31, 2016, would have been $13,284,403.00 or $0.47 per share. This represents an immediate increase in pro forma net tangible book value of $0.47 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $6.53 per share to investors purchasing common stock in this offering. The following table also shows the resulting dilution, assuming an initial public offering price of $8.00 per share and $6.00 per share.

Price to the public charged for each share in this offering	$8.00	$7.00	$6.00
Historical net tangible book value per share as of August 16, 2016 (1)	$0.00	$0.00	$0.00

Increase in net tangible book value per share attributable to new investors in this offering	$0.53	$0.47	$0.40
Pro forma, as adjusted net tangible book value per share, after this offering	$0.53	$0.47	$0.40
Dilution per share to new investors	$7.47	$6.53	$5.60

____________________

(1)	Based on net tangible book value as of August 31, 2016, of $124,403 and 26,541,925 shares of common stock (outstanding as of April 30, 2017).

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The following table summarizes on an as adjusted basis as of April 30, 2017, the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors, assuming an initial public offering price of $7.00 per share (the mid-point of our offering price range) and after deducting estimated underwriting discounts and commissions and excluding estimated offering expenses separately payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming Shares Sold:
Existing stockholders	26,541,925	93%	$3,345,140	20.27%	$0.13
New Investors	2,000,000	7%	$13,160,000	79.73%	$6.58
Total	28,541,925	100%	$16,505,140	100%	$0.58

The number of shares of common stock outstanding excludes:

•	shares of our Common Stock issuable upon exercise of the warrants to be issued to the underwriter in connection with this offering.

•	shares of our Common Stock issued and issuable upon exercise of stock options awarded to employees pursuant to the ShiftPixy, Inc. 2017 Stock Option / Stock Issuance Plan.

•	2,494,788 shares of our Common Stock issuable upon exercise of the warrants held by non-affiliated stockholders at a weighted average exercise price of $2.56 per share.

To the extent such stock options or warrants are hereafter exercised resulting in the issuance of additional shares of our Common Stock or shares convertible into Common Stock which are then converted, there will be further dilution to our investors.

SELLING SHAREHOLDERS

Not applicable

UNDERWRITING

We have engaged W.R. Hambrecht + Co., LLC (the “Representative Underwriter”), _____, and _____, as the underwriters (collectively, the “Underwriters”) with respect to the Offered Shares. We anticipate entering into an underwriting agreement with the Underwriters setting forth the definitive terms and conditions of the sale of the Offered Shares at or immediately prior to the time and date of pricing, which will immediately follow the time and date on which the SEC qualifies the post-qualification amendment to the Offering Statement (the “Qualification Date”), and we are informed by the Representative Underwriter that it intends to close the offering on a T+3 basis after pricing of the offering. After the Qualification Date but prior to accepting any proceeds of the Offering into the Escrow Account, we will file a Rule 253(g) Offering Circular (“Pricing Offering Circular”) setting forth the price per share and number of shares to be offered. No funds will be accepted into the Escrow Account from any investor until after the Pricing Offering Circular has been filed with the SEC on EDGAR.

The Offered Shares are being offered on an all or none basis. The offering will not be completed unless we sell the number of shares specified on the cover page of this Offering Circular. We have established a separate bank account with Prime Trust, LLC (the “Agent”), serving as agent or trustee for the persons who have the beneficial interests therein (the “Separate Account”), pursuant to Rule 15c2-4 under the Exchange Act. Each investor will provide instructions to its broker to purchase Shares in accordance with FINRA regulations. For closing, funds received from any investor will be promptly transmitted to the Separate Account in compliance with Rule 15c2-4 of the Exchange Act. To the extent that the full amount necessary to purchase the shares is not received on the closing date, the underwriter may allocate to accounts of investors that had expressed interest above their allocations and that have accounts with funds on hand that can be debited. On the closing date, the Agent will notify the underwriter whether the full amount necessary to purchase the shares to be sold in this offering has been received.

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Upon closing of the sale of the Offered Shares, the proceeds from the offering will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close for any reason, the proceeds for the offering will be promptly returned, without deduction and without interest.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter.

	Per Share	Total
Price to public (the mid-point of our offering price range)	$7.00	$14,000,000
Underwriting discount and commissions payable by us(1)	$.42	$840,000
Proceeds, before expenses, to us	$6.58	$13,160,000

________________

(1)	The underwriting discount and commissions do not include the expense reimbursement, advisory fee, or Underwriter’s Warrants, as described below.

Offered Shares sold to the public will initially be offered at the initial public offering price set forth on the cover of this Offering Circular. Selected dealers who participate in the offering will receive a selling concession from the Underwriters not to exceed $xxx per share. After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason.

Agent Services

We have engaged Prime Trust, LLC, to serve as the Agent for the offering. Prime Trust, LLC, is entitled to certain fees that the Representative Underwriter will pay as syndicate expenses. Prime Trust, LLC, is not participating as an underwriter of the offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or the Separate Account should be made directly to the Company or the Underwriters.

Engagement Agreement with the Representative Underwriter

We are currently party to an engagement agreement with the Representative Underwriter. The term of the engagement agreement began on April 26, 2016, and, by virtue of an Extension Agreement signed on May 11, 2017, will continue until December 31, 2017, unless one of the following events occurs prior to December 31, 2017, in which case the engagement agreement would be terminated early:

(i)	we and the Representative Underwriter mutually agree to terminate the engagement agreement or either of us decides to terminate on 30 days’ prior written notice to the other;

(ii)	we execute a definitive underwriting or placement agency agreement with the Underwriter;

(iii)	we terminate the agreement for the Representative Underwriter’s material failure to provide the services contemplated by the engagement agreement; or

(iv)	we decide not to proceed with the offering or withdraw any offering statement filed with the SEC.

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Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses are paid by the Representative Underwriter with our approval, we will, upon request, reimburse the Representative Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason (other than for the Representative Underwriter’s material failure to provide the services contemplated by the engagement agreement), we have agreed to reimburse the Representative Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Representative Underwriter’s legal fees (excluding any fees relating to FINRA clearance and registration and qualification under state securities laws), up to $100,000.

Termination Fee. If we terminate the engagement agreement and then consummate a public offering in which the Representative Underwriter does not serve as the Representative Underwriter or placement agent within six months of such termination, then we have agreed to pay the Representative Underwriter a termination fee equal to $100,000. However, the termination fee will be reduced by the amount of reimbursable expenses we have paid to the Representative Underwriter. See “Reimbursable Expenses in the Event of Termination” above. The termination fee is not payable in the event we terminate the engagement agreement due to the Representative Underwriter’s material failure to provide the services contemplated by the engagement agreement.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of 6.0% of the gross offering proceeds to the Underwriters as compensation immediately upon consummation of the offering.

Underwriter’s Warrants

Upon each closing of this offering, we have agreed to issue Underwriter’s Warrants to the Representative Underwriter to purchase a number of shares of the Common Stock equal to 5.0% of the total shares of the Common Stock sold in the final offering statement. The Underwriter’s Warrants are exercisable commencing upon issuance, and will be exercisable up to five years from the date of qualification of the offering statement. The Underwriter’s Warrants are not redeemable by us. The exercise price for the Underwriter’s Warrants will be the amount that is 15% greater than the public offering price, or $9.20, if the shares in this offering are sold at $8.00/share, $8.05 if the shares in this offering are sold at $7.00/share, and $6.90 if the shares in this offering are sold at $6.00/share.

The Underwriter’s Warrants and the Common Stock underlying the Underwriter’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative Underwriter, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the Common Stock underlying the Underwriter’s Warrants, nor will the Representative Underwriter or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying shares for a period of 180 days from the Qualification Date, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter’s Warrants or the underlying shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter’s Warrants will provide for adjustment in the number and price of the Underwriter’s Warrants and the shares underlying such Underwriter’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Advisory Services Agreement

We also previously executed an Advisory Letter Agreement with the Representative Underwriter with a three-month term pursuant to which the Representative Underwriter agreed to provide us with financial advice and assistance concerning our business. As compensation for these advisory services, we paid the Representative Underwriter $30,000. The Engagement Agreement signed on April 26, 2016, supersedes the Advisory Letter Agreement.

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Lock Up Agreements

Our two current principal stockholders have agreed, or will agree, with the Representative Underwriter, subject to certain exceptions, that, without the prior written consent of the Representative Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the Offering Circular:

•

offer, assign, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition;

•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock or securities convertible into or exercisable or exchangeable in Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise;

•	engage in any short selling of the Common Stock;

•

file any registration statement or offering statement with the Securities and Exchange Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or

•	publicly announce an intention to effect any transaction specified above.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Indemnification

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Underwriters and their affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Exchange Listing

We have applied to the NASDAQ Capital Market (“NASDAQ”) to list shares of our common under the symbol “PIXY.” In order to meet one of the requirements for listing our common stock on NASDAQ, the Underwriters intend to sell lots of 100 or more shares to a minimum of 300 beneficial holders. We have applied to list our Common Stock on the NASDAQ Capital Market, and we expect trading to commence following the Qualification of this offering, assuming we have sold all of the shares being offered and our filing on Form 8-A, in order to register our shares under Section 12(b) under the Exchange Act, has become effective.

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Other Selling Restrictions

Other than in the United States, no action has been taken by us or the Underwriters that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Canada

The shares of our Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31- 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Offering Circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL PROCEEDINGS

There are currently no pending or threatened lawsuits against us that are not covered by applicable insurance or that would, if decided against us, have a material, negative impact on us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officer annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

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The table below sets forth our directors and executive officers of as of the date of this Annual Report.

Name	Position	Age	Term of Office	Approximate Hours Per Week (for part time employees)

Scott W. Absher	Director, President, Chief Executive Officer, COO and Secretary	57	Inception to Present (1)

Kenneth W. Weaver	Director	62	December 5, 2016, to Present (1, 2)

Stephen P. DeSantis	CFO	55	March 1, 2017, to Present (1)

___________________

(1)

This person serves in this position until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in June 2015, or since the date indicated, if not since inception.

(2)

Mr. Weaver is an independent director of the Company. On November 30, 2016, we signed a Director Agreement with Mr. Weaver. The Agreement provides that the obligations of the parties did not become effective until the contingencies of SEC Qualification of the Regulation A Offering Statement and Nasdaq Certification of listing the common stock of the Company on The NASDAQ Capital Market were fully met, which occurred on December 5, 2016.

Scott W. Absher joined ShiftPixy as CEO/Director upon formation in June 2015. Since February 2010 he has also been President of Struxurety, a business insurance advisory company. As a member of the board, Mr. Absher contributes significant industry-specific experience and expertise on our insurance products and services. He contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Kenneth W. Weaver became ShiftPixy’s first independent director on December 5, 2016. Mr. Weaver currently serves as the chairman and only director of the Audit Committee, Compensation Committee and Nominations Committee. Since April 2012 to date, Mr. Weaver has been the sole proprietor of Ken Weaver Consulting, providing operations consulting for TVV Capital, a Nashville Private Equity firm. Before his service with TVV, Mr. Weaver spent over 30 years with Bridgestone Corporation, having served in various responsible leadership roles, including as President, Bridgestone North American Tire Commercial Sales, Chief Financial Officer, Bridgestone Americas and Chairman, CEO and President, Firestone Diversified Products. Mr. Weaver earned both his bachelor’s degree in business and his masters of business administration degree from Pennsylvania State University. Mr. Weaver’s substantial financial background qualifies him as an audit committee financial expert under applicable rules.

Stephen P. DeSantis joined ShiftPixy as CFO on March 1, 2017. Mr. DeSantis has over 30 years of financial management experience in both the private and public sectors. Mr. DeSantis co-founded Predixion Software, Inc., in December 2009 and served as its Chief Financial Officer; the company was sold in February 2017. Mr. DeSantis also served as the Chief Financial Officer of DATAllegro from February 2007 to December 2009, Inc. He was responsible for the finance, accounting, human resources, and IT departments. He also led business financial planning and analysis (FP&A) and securing financing for the company. DATAllegro was acquired by Microsoft in August 2008 for $280M. Mr. DeSantis remained with the company after the acquisition through December 2009. He also served as Executive Vice President of Operations, and Corporate Secretary of Nexiant, Inc. and served as its Chief Financial Officer from June 2005 through January 2007. In addition, Mr. DeSantis served as Chief Financial Officer and Corporate Secretary of TCI Solutions Inc. and was also served as an Executive Vice President from March 1994 to June 2005. In his role as TCI Solutions Inc., Mr. DeSantis was responsible for corporate governance issues, SEC compliance, Sarbanes-Oxley compliance, business planning, corporate strategic communications, securing financing and managing investor relations, finance, accounting, IT and human resource departments. Mr. DeSantis held the position of Corporate Controller at Cassette Productions Unlimited, Inc. from April 1989 to December 1993. He began his career in August 1985 with Coopers & Lybrand LLP, in Los Angeles. Mr. DeSantis is a certified public accountant and holds a bachelor’s degree in business in May 1985 and an MBA in May 1997 from the University of Southern California.

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Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in certain legal proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)

A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(2)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Administrative Order and Settlement with State Securities Commissions

On June 25, 2013, the Alabama Securities Commission issued a Cease and Desist Order (the “Order”) against Scott W. Absher and other named persons and entities, requiring that they cease and desist from further offers or sales of any security in the State of Alabama. The Order asserts, regarding Mr. Absher, that he was the president of a Company that issued unregistered securities to certain Alabama residents, that he was the owner of a company that was seeking investments, and that in March 2011 he spoke to an Alabama resident who was an investor in one of the named entities. The Order thereupon concludes that Mr. Absher and others caused the offer or sale of unregistered securities through unregistered agents. While Mr. Absher disputes many of the factual statements and specifically that he was an owner or officer of any of the entities involved in the sale of the unregistered securities to Alabama residents or that he authorized any person to solicit investments for his company, in the interest of allowing the matter to become resolved, he did not provide a response.

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Legal Matters related to Co-Founder, Major Shareholder and Independent Contractor

J. Stephen Holmes is a co-founder and currently an independent contractor and major shareholder. As a condition of certifying ShiftPixy’s Common Stock for a NASDAQ listing, Mr. Holmes and ShiftPixy mutually agreed to the disclosure by ShiftPixy of his prior conviction for acts related to making false statements in relation to two quarterly IRS Form 941 Employer Federal Quarterly tax returns, one in 1996 and the second 1997, for a company for which he was at the time an officer. The former company and ShiftPixy are not affiliated or related in any way. As an independent contractor with ShiftPixy, Mr. Holmes is focusing upon building a sales network and providing consulting in relation to worker’s compensation programs as well as Affordable Care Act health insurance programs, and as such is not involved in any part of the accounting or tax paying and IRS return filing areas of ShiftPixy’s operations.

Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

In selecting our independent director, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person. We intend to add additional independent directors and adopt the policies and procedures set forth below in order to meet listing requirements of a national securities exchange, in accordance with the phase-in provisions of NASDAQ Rule 5615(b).

Board Committees

Our board of directors has established three standing committees-audit, compensation and nominating-each of which operates under a charter that has been approved by our board. We have one independent director who serves as chairman of such committees. We intend to appoint persons to the Board of Directors and committees of the Board of Directors as required meeting the corporate governance requirements of a national securities exchange, in accordance with the phase-in provisions of NASDAQ Rule 5615(b). We intend to appoint directors in the future so that we have a majority of our directors who will be independent directors.

Audit Committee

Although we currently have only 1 independent director serving on the audit committee, prior to one year from the date of listing, we will have appointed three members of our Board of Directors to the audit committee. Our first member qualifies as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Listing Rules. In making a determination on which member will qualify as a financial expert, our board expects to consider the formal education and nature and scope of such members’ previous experience. As described above, we expect to rely on the phase-in provisions of NASDAQ Rule 5615(b) such that at least one member of the audit committee will be independent upon listing, at least two members of the audit committee will be independent within 90 days after listing and the entire audit committee will be independent within one year following listing.

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Our audit committee will assist our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. Our audit committee’s responsibilities will include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal accounting function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal accounting staff, registered public accounting firm and management;

•	reviewing and approving or ratifying related party transactions; and

•	preparing the audit committee reports required by SEC rules.

Compensation Committee

Although we currently have only 1 independent director serving on the compensation committee, prior to one year from the date of listing, we will have appointed at least two members of our Board of Directors to the compensation committee. Our compensation committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee’s responsibilities will include:

•	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing evaluations of our senior executives;

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•	review and assess the independence of compensation advisers;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

•	preparing the compensation committee reports required by SEC rules.

Compensation Committee Interlocks and Insider Participation

When appointed as described above, it is anticipated that none of the members of our Compensation Committee, at any time, will have been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

For fiscal year ended August 31, 2015, there were two directors, Mr. Absher and Mr. Holmes (until his resignation on July 1, 2015) who were executive officers and shareholders with more than 5% of issued common stocks. For fiscal year ended August 31, 2016, other than Mr. Absher there were no other individuals who participated in deliberations of the registrant’s board of directors concerning executive officer compensation. On December 5, 2016, Mr. Weaver joined the board, and he has since that date served as the sole member of the Audit Committee, Compensation Committee and Nominations Committee.

Nominating Committee

Although we currently have only 1 independent director serving on the nominating committee, prior to one year from the date of listing, we will have appointed at least two additional members of our Board of Directors to the nominating committee. The nominating committee’s responsibilities will include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	overseeing periodic evaluations of board members.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of conduct is posted on our website, and we will post all disclosures that are required by law or NASDAQ rules in regard to any amendments to, or waivers from, any provision of the code.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 30, 2017, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 26,541,925 shares of common stock deemed to be outstanding as of April 30, 2017. In addition, shares of common stock that may be acquired by the stockholder within 60 days of April 30, 2017, pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Common Stock

Name of Beneficial Owner [1]	Number of Shares Beneficially Owned	Number of Shares Acquirable	Percent of Class before Offering	Percent of Class after Offering [2]
Scott W. Absher	12,550,000	0	47.1%	43.97%
Stephen Holmes	12,550,000	0	47.1%	43.97%
Stephen P. DeSantis	50,000	0	0.19%	0.18%
Kenneth W. Weaver	50,000	0	0.19%	0.18%
All Executive Officers and Directors as a Group [3 persons]	12,650,000	0	47.66%	44.32%

____________________

[1]	The business address for all the persons named in the table is 1 Venture, Suite 150, Irvine, CA 92618

[2]

Assumes completion of the offering of 2,000,000 shares sold and 28,541,925 shares issued and outstanding after this offering, excluding shares of our Common Stock issued and issuable upon exercise of stock options awarded to employees pursuant to the ShiftPixy, Inc. 2017 Stock Option / Stock Issuance Plan (issuances from which constitute the number of shares beneficially owned by Mr. DeSantis and Mr. Weaver).

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DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Authorized Capital

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share, of which approximately 26,541,925 shares are issued and outstanding as of April 30, 2017 (exclusive of unvested or unissued shares of our Common Stock issued under our 2017 Stock Option / Stock Issuance Plan). Our authorized capital stock also includes 50,000,000 shares of Preferred Stock, par value $0.0001, none of which are issued or outstanding. Under Wyoming law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Reverse Split

Effective October 12, 2016, we authorized a 1 for 2 Reverse Securities Split as follows: A two for one reverse split of Common Stock alone as well as a two for one reverse split for Units sold in private offering as described in this Offering Circular, thus reducing by half the number of shares of Common Stock underlying the Units as well as reducing by half the number of Warrants to acquire additional Common Stock that are part of the Units but not affecting the exercise prices of $2.00 and $3.00 per share as set forth in the Warrants.

We have adjusted share numbers in this Offering Circular for this split.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Wyoming law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

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Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock.

At present, we have issued options to all shareholders of record on September 28, 2016 to acquire up to 26,213,800 authorized shares of Preferred Stock.

The 26,213,800 shares of Preferred Stock which would be acquired upon exercise of the option described above has the following general rights, preferences, privileges and restrictions, as further amended and restated:

A.	No Dividends: Holders of Preferred Stock shall not be entitled to receive annual or other dividends.

B.

Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock will not be entitled to receive in preference to the holders of Common Stock an amount equal to their purchase price under this Option, subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like on a pro rata basis with the Common Stock (“Liquidation Amount”).

C.	No Conversion: The holders of the Preferred Stock will not have the right to convert their Preferred Stock at any time into shares of Common Stock.

D.

Certain Antidilution Protection: There is antidilution protection to the Voting Rights of the Preferred Stock solely subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like and not for other matters such as additional stock issuances or price adjustments.

E.	Voting Rights:

1.	Other than Directors. The holders of each share of Preferred Stock will have a right to that number of votes equal to one share of Common Stock.

2.

Directors. The holders of Preferred Stock voting separately shall be entitled to elect such number of directors as to be a majority of the Board. The remaining directors shall be elected by the Preferred Stock and Common Stock voting together.

3.

Protective Provisions: Consent of the holders of 75% of the Voting Rights of the outstanding Preferred Stock shall be required for: (i) any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Stock; (ii) increases or decreases the authorized number of shares of Common or Preferred Stock; (iii) any action that authorizes, creates, or issues shares of any class of stock having preferences superior to or on parity with the Preferred Stock; (iv) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Stock; (v) any amendment of the Company’s Articles of Incorporation or Bylaws that adversely affects the rights of the Preferred Stock; (vi) any merger or consolidation of the Company with one or more other corporations in which the shareholders of the Company immediately after such merger or consolidation hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation; (vii) the sale of all or substantially all the Company’s assets; (viii) the liquidation or dissolution of the Company; (ix) the declaration or payment of a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock); (x) the license by the Company of any of its Technology of such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Company; (xi) the repurchase by the Company of any shares of its capital stock, except redemption or repurchase of shares of common stock from employees or consultants upon termination of their employment or service pursuant to agreements providing for such repurchase; or (xii) changes the authorized size of the Company’s Board unless required during a future financing.

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F.	This Option may only be exercised upon the following events:

1.	The acquisition of a Controlling interest by a shareholder other than the Original Holders hereunder.

a.

Controlling interest” defined. “Controlling interest” means the ownership of outstanding voting shares of the Company sufficient to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise one-fifth or more of all the voting power of the Company in the election of directors or any other business matter on which shareholders have the right to vote under Wyoming Law.

2.

Prior to any proposed merger, consolidation (in which the Company’s common stock is changed or exchanged) or sale of at least 50% of the Company’s assets or earning power (other than a reincorporation).

G.	The right to exercise this option shall terminate on December 31, 2023.

H.	This Option is not assignable except to any person or entity deemed an Affiliate of the Option Holder as the term Affiliate is defined under SEC Rule 144.

I.

Proportional Adjustment to Option. In the event that, at the time the Option becomes exercisable, the total number of authorized Preferred Shares is less than the lesser of (a) the number of shares of common stock held by the Holders on September 28, 2016, or (b) the number of shares of common stock held by such Holders on the date on which the Option becomes exercisable (such lesser amount of shares of common stock hereinafter referred to as the “Total Holder Shares”), then the number of shares of Preferred Stock that each Holder can purchase in connection with the Option shall be proportionally reduced to a percentage (of such Holder’s Total Holder Shares) that is equal to the percentage calculated by dividing the total number of authorized shares of Preferred Stock by the Total Holder Shares. The provisions of this Section are subject to the provisions of Section D of the Option.

Options and Warrants

At April 30, 2017, non-affiliate investors own a total of 2,355,725 warrants; 1,013,800 warrants entitle the holder to acquire one share of common stock at a price of $2.00 per share; 1,013,800 warrants entitle the holder to acquire one share of common stock at a price of $3.00 per share; 50,000 warrants entitle the holder to acquire one share of common stock at a price of $4.00 per share; and 278,125 warrants entitle the holder acquire 1.5 shares of common stock at a price of $4 per share. The exercise period for all warrants expires on March 1, 2019. As of April 30, 2017, none of these warrants has been exercised.

An option was given to each of the Shareholders of record as of September 28, 2016. The aforesaid Option is as follows: to purchase shares of Preferred Stock of the Corporation at $0.0001 per share par value (the “Preferred Stock”) in an amount equal to the lesser of (a) the number of shares of common stock held by such Shareholder on September 28, 2016, or (b) the number of shares of common stock held by such Shareholder on date of the Shareholder’s exercise of the aforesaid Option.

2017 Stock Option / Stock Issuance Plan

In addition, in March 2017, the Company adopted the 2017 Stock Option / Stock Issuance Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options, non-qualified stock options and stock. The Company has reserved a total of 10,000,000 shares of common stock for issuance under the Plan. Of these shares, approximately 825,000 options and 100,000 shares have been designated by the Board of Directors for issuance through the date of this Offering Circular. Approximately 70,000 of the options have been forfeited and returned to the option pool under the Plan as a consequence of employment terminations. Unless the Plan Administrator otherwise provides, each option is immediately exercisable, but the shares subject to such option will vest over a period of time as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Accordingly, no persons awarded options has vested ownership of shares underlying the options for at least 60 days from the date of this Offering Circular. The issuance of shares under the Plan vest according to terms established for such issuance by the Plan Administrator.

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Certain Anti-Takeover Effects

General. Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of the Preferred Stock, if the option to acquire such shares is exercised, would impede a business combination by the voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of other preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

The Options to acquire 26,213,800 shares of Preferred Stock as described above will, if exercised, deter a takeover.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

INTEREST OF NAMED EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Squar Milner LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Williams Securities Law Firm, P.A., Tampa FL. Michael T. Williams, Esq., principal of the firm, owns 150,000 shares of our Common Stock. Rimon, P.C. is representing the underwriter in this offering.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Articles and Bylaws, subject to the provisions of Wyoming Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We were initially incorporated under the laws of the State of Wyoming on June 3, 2015. We formed Shift Human Capital Management Inc., d/b/a/ ShiftableHR, a wholly-owned subsidiary, in December 2015. Our principal executive office is located at 1 Venture, Suite 150, Irvine, CA 92618.

The Company is a leading provider of employment law compliance solutions for employers of (“gig”) shift/gig workers and the shift/gig workers themselves in the nextGEN Gig Economy. For us, nextGEN Gig Economy means an environment in which shift or other part-time/temporary positions are common, and businesses, in our case currently restaurant and hospitality businesses, contract with independent workers for less than full-time engagements such as shift work. The trend toward a Gig Economy has begun, and we are endeavoring to participate through an employment related service offering. A study by Intuit predicted that by 2020, 40 percent of American workers would be less than full time independent contractors. Intuit, Inc. October 2010. “Intuit 2020 Report: Twenty Trends That Will Shape the Next Decade.”

A significant problem for employers in the Gig Economy involves compliance with regulations imposed by federal, state and local governments, including requirements associated with worker’s compensation insurance, and other traditional employment compliance issues, including matters such as the employer mandate provisions of the ACA currently anticipated to remain in effect through at least the near future. The compliance challenges are often complicated by the actions of many employers in reducing workers’ hours as a means to avoid characterizing employees as “full-time.” The Company believes the ACA, or comparable requirements in any replacement program, could continue to apply to employers in the foreseeable future.

For Gig/Shift Workers, whom we also call “Shifters,” the significant problem is difficulty in finding other jobs/gigs to replace hours lost when their employers reduce their hours and make them less than full-time employees or otherwise to fill workweek employment voids.

We believe ShiftPixy has the ideal solution for both of these groups and each of their problems via a service offering that entails two principal elements (that we refer to collectively as our “Ecosystem”) as follows:

•

ShiftPixy Employer Solution: ShiftPixy absorbs the employer’s Shifters as ShiftPixy Employees and makes those employees available to the former employer to work the same jobs, as employees of ShiftPixy, shouldering a substantial portion of the employment-related compliance responsibilities. In addition, when the ShiftPixy mobile app is released, businesses will be able to access via that technology additional qualified workers, who are already part of the ShiftPixy Ecosystem, to fill workforce voids on short notice, having assurance that such employees have work experience, will be paid, will be covered by applicable workers’ compensation coverage, will have applicable employment related taxes calculated and processed.

•

ShiftPixy Shifter Solution: Shifters placed with one of ShiftPixy’s clients can now access other shift work with other ShiftPixy clients, ultimately through the new ShiftPixy mobile app, a prototype of which was released in September 2016. When released to the general public, anticipated to be in the fourth quarter of 2017, the ShiftPixy mobile app will enable not only ShiftPixy shift employees but also ultimately shift employees outside the ShiftPixy Ecosystem, many of them millennials who connect to the outside world solely through mobile devices, to access available shift jobs at all of ShiftPixy’s participating clients. In addition to the benefits of working not as independent contractors but as employees, enjoying the protections of workers’ compensation coverage and employment laws, as well as the calculation and remittance of applicable employment taxes, among other benefits, Shifters are also enabled to participate in ShiftPixy’s benefit plan offerings, including minimum essential health insurance coverage plans and a 401(k) plan.

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As part of our development strategy, in addition to our efforts to onboard clients as a staffing company, we are also onboarding clients via professional employer organization and administrative services only solutions through our wholly-owned subsidiary ShiftableHR, and we intend to migrate these clients to the new nextGEN ShiftPixy Solution. In addition, we are joining the hot topic dialogue currently going on in the nextGEN Gig Economy about companies such as Uber and others who have been targeted by plaintiff’s attorneys and government agencies for allegedly mischaracterizing employees as independent contractors. We believe that our ShiftPixy business model is a perfect solution for these companies, because we acquire employer status with regard to the workers, not classifying them as independent contractors, and accordingly embracing the compliance obligations associated with being an employer.

ShiftPixy’s headquarters is currently situated in Irvine, California, from which it can reach the Southern California market, and has a modest staff in Phoenix, but it plans to open the following additional physical offices upon completion of our offering, in the following order:

•	First, New York and then Orlando;

•	Next, after the above offices are operational, and upon securing additional financing, if necessary, we plan to proceed to Dallas and then Chicago;

•	Finally, after all the above offices are operational, and upon securing additional financing, if necessary, we plan to proceed to Las Vegas and then Atlanta.

Through these office locations, we plan to engage more actively with clients through sales, marketing, employee onboarding, training and payroll processing, in each instance as necessary and appropriate to the applicable market.

These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sectors. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

ShiftPixy and its subsidiary collectively serve, as of April 30, 2017, an aggregate of approximately 94 clients and with an aggregate of approximately 2,902 active, paid worksite employees, as well as providing only payroll administration services to an additional 25 clients with 816 employees. None of these clients represents more than 10% of our annualized revenues for either fiscal year 2016 or for the six-month period ending February 28, 2017.

ShiftPixy’s anticipated business and revenue growth will result from the following factors:

Large Potential Market

We believe there is a large potential market for ShiftPixy’s services. Current statistics show that there are over 13 million employees working in our current target market-the restaurant and hospitality industries. (U.S. Department of Labor. Bureau of Labor Statistics. September 2016. Table B-1: Employees on nonfarm payrolls by industry sector and selected industry detail: Accommodation and Food Services Industry Subsector. Retrieved from http://www.bls.gov/news.release/empsit.t17.htm). Compared to the total workforce, workers in the restaurant industry have a notably higher percentage of part-time workers. (National Restaurant Association. “News & Research: Restaurant middle class job growth 4x stronger than overall economy.” 13 January 2016.) Of course, ShiftPixy plans to expand its service offering into other industries as well, particularly where part-time work is a significant component of the applicable labor force, including the retail and health care, especially home health care, sectors. In addition, the number of independent workers, totaling approximately 40 million in 2016, is expected to increase to 40% of the private, non-farm U.S. workforce by 2021. (MBO Partners. “America’s Independents / A Rising Economic Force / 2016 State of Independence in America Report / Sixth Annual.” 2016.)

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ShiftPixy’s initial market focus includes the following metropolitan areas: Los Angeles/Southern California, San Francisco, and Phoenix, with plans to market in New York, Orlando, Dallas, Chicago, Las Vegas, and Atlanta. These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sectors. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

The Staffing Industry

The staffing industry is comprised of staffing providers, recruitment or placement providers and co-employment providers or PEOs, each with its own service model and emphasis. Temporary staffing providers typically serve customer demands for flexible, non-permanent workers for short or project work periods for midmarket and larger clients. Recruitment providers focus on locating, screening and presenting candidates for open positions for clients with open positions. Co-employers or PEOs provide a human resource management function for typically small employers with fewer than 50 employees.

ShiftPixy is trying to position itself in the market as a part-time/temporary staffing provider, delivering a flexible but regular staff solution to its clients. ShiftPixy generally engages clients with 50 to 500 employees where the engagement is at the ownership level of the business, unlike the typical part-time/temporary staffing industry engagement with businesses with over 500 employees and conducted at the human resource management level rather than the ownership level.

ShiftPixy is positioned as the employer rather than as a co-employer as is typical in the PEO engagement. The employer liabilities are shared or divided in a co-employer engagement. In contrast, in ShiftPixy’s client engagement, the risks and liabilities are primarily with ShiftPixy. The co-employment or PEO provider typically targets businesses with 50 or fewer full-time employees, while ShiftPixy’s target market are businesses with 50 to 500 employees with large part-time workforces.

In contrast to recruitment or placement firms, ShiftPixy, as the employer of shift work personnel provided to its clients, recruits for its own staffing demands and not as a recruiter for personnel who become employees of a client.

The Challenges of Compliance: Employment law compliance requirements including the ACA, present a multi-obstacle ridden employment related compliance landscape, including the need to secure applicable workers’ compensation insurance coverage, to effect employment related tax withholdings and filings, and to navigate laws related to hiring and release of employees, including discrimination (race, color, national origin, sex, age, religion, disability, pregnancy and sexual orientation), sexual harassment, sick pay and time off, hours of work, minimum wage and overtime, gender pay differentials, immigration, safety, child labor, military leave, garnishment and other wage imposition processing, family and medical leave, COBRA, and unemployment claims. ACA compliance under the employer mandate provisions adds another significant burden to employers.

A business can secure assistance in mitigating and even eliminating these challenges by retaining ShiftPixy.

The ShiftPixy Solution

The ShiftPixy approach to the staffing business is to offer a Gig Economy focused employment law and regulatory compliance solution with comprehensive human resources outsourcing capabilities through an active client engagement and supported by our technology platform. We call this enterprise our ShiftPixy Ecosystem. Within the ShiftPixy Ecosystem, we are the employer providing workers to a client, while the client continues to focus on its business, providing direction to our employees only regarding the day-to-day job-related duties as necessary for the client to operate its business. Our services also include key HR management and employee benefits functions, including HR administration, employee benefits, and employer liability management, into a single-source solution featuring the following benefits:

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Access to Shift Workers. Through the ShiftPixy engagement, we provide job provider clients with access to:

•	qualified and available Shift workers

•	planned scheduling and management tools to balance regular and shift work shifts

•	workforce balancing as necessary to assure compliance with mandates of the ACA or any comparable replacement program

Human Capital Management. We offer a variety of comprehensive HR administration services, such as:

•	employee recruitment and selection

•	payroll and tax administration

•	time and attendance management

•	benefits administration

•	employee training and development

•	online HR management tools

•	employee leave administration

Employer Liability Management. We help manage and limit employment related risks and related costs by providing:

•	a workers’ compensation program

•	unemployment claims management

•	safety compliance guidance and access to safety training

•	access to employment practices liability insurance and claims administration

•	guidance on compliance with federal, state and local employment laws and regulations

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Service Contracts

The Company enters into written service contracts with its customers. Among other things, these contracts provide that the Company will have various duties, including the following:

a.	Recruit, screen, interview, and assign its employees (“Assigned Employees”) to perform the type of work described, per position under Client’s supervision at the locations specified;

b.	Pay Assigned Employees’ wages and provide them with the benefits that ShiftPixy offers to them;

c.

Pay, withhold, and transmit payroll taxes and effect all reporting applicable thereto; process garnishments, levies and other wage oriented impositions; provide workers’ compensation coverage; provide vacation, sick time, paid time off and benefits tracking; administrate unemployment and workers’ compensation claims involving Assigned Employees; and provide employment practices liability coverage applicable to both the Client and the Company; and

d.

To the extent Client elects to preserve current employee qualification for ACA (or any comparable replacement program) and keep them on their current plan, ShiftPixy will process deductions and credits and reimburse Client for total amount each invoice.

There are also obligations and requirements upon clients to ensure that the working relationship between the Company and its clients is smooth, efficient and successful.

Suppliers

As a staffing company, ShiftPixy is considered the employer of shift workers. As such, we have to develop and maintain relationships with various insurance providers to provide the required coverage for persons who are considered our employees. Currently we have insurance providers for the following types of insurance lines:

•	Commercial General Liability - Zurich American Insurance Company

•	Umbrella - Zurich American Insurance Company

•	Worker’s Compensation - Security National Insurance Company.

Our wholly owned subsidiary, Shift Human Capital Management Inc., as a separate entity, carries a separate Worker’s Compensation policy thorough Technology Insurance Company. For CGL/Umbrella, it is covered until August 4, 2017, under the parent policies.

We also maintain property insurance coverage through American Zurich Insurance Company.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, the Client’s experience with regard to employment related claims, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that includes a premium (mark-up) to the hourly wage that the Company pays to the employee).

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The mark-up charged by the Company on employees provided varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers’ compensation costs and an administrative fee for the Company. Notably, unemployment and certain other charges vary by State, and these differences impact this mark-up. In addition, workers’ compensation cost codes are assigned to employees based on the job description applicable to the assigned work, which is a significant variable in costs. The Company might charge a higher mark-up to compensate for situations with higher workers’ compensation costs. Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Marketing

Many times we are introduced to potential clients by our insurance providers and other insurance vendors. The worker’s compensation component of our services has been the driver for the introductions from our property and casualty agent network. We have found that initially clients are drawn to our system in a desire to outsource worker’s compensation coverage for their shift workers. Once we provide these services to our clients, we market the various other aspects of our system as described above.

Our marketing efforts are also responsive to the demands on employers attributable to the Patient Protection and Affordable Care Act (ACA), which is forcing an insurance compliance layer into the marketplace for our potential clients with 50 or more employees who are mandated by the ACA to provide health insurance coverage to any employee working over 30 hours per week. As we studied this issue, we observed that employee part-time shift work was increasing. Our shift employees working for our clients are offered health insurance coverage as mandated by the ADA.

Currently we market our services ourselves through our management and internal sales staff. As our business grows, we plan to hire agent relationship managers to expand and support our alliances with insurance agents and advisors. These managers will be independent contractors and paid on a commission basis.

Potential New Marketing Opportunity

We have seen a potential new market based upon the issue of worker misclassification in the Gig Economy. Gig Economy companies such as Uber regularly classify the people working for them as “independent contractors” rather than as “employees” for jobs (gigs). The companies can pay much less for services and in regulatory requirements if their workers are classified as independent contractors. Under state and federal employment laws, workers classified as employees are much more expensive for these companies. However, increasing litigation against Uber and others has increased awareness about this issue. ShiftPixy provides a solution by absorbing workers for these types of Gig Economy companies as employees of ShiftPixy, eliminating any risk of litigation, fines and other worker misclassification problems for these types of Gig Economy companies that become ShiftPixy clients.

ShiftPixy Mobile App

We have developed and launched on Labor Day of 2016 a prototype of the ShiftPixy Mobile App, functioning as a proprietary application layer, allowing Shifter users to access shift work opportunities that match their skill and interest levels. The Mobile App is designed to bring the user into the ShiftPixy system as an attractive way to balance their availability, need and lifestyle with available shift opportunities. The Mobile App is being designed to allow Shifters to “enhance” their personal skills profile to access a wider range of opportunity.

Initially, the only workers that would be able to access this system as currently being developed are Shifters who are employees providing services to our job provider clients. We are also working to enable this system to allow Shifters who are not currently providing services to our job provider clients to access this system as well, but we have not begun development of this aspect of this system and cannot predict when, if ever, we will be able to add this feature.

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We estimate that a complete build out of the functionality of the mobile app will cost approximately $2,225,000. However, other than the proceeds of this offering, we have no agreement, commitment or understanding to secure the needed additional capital.

We have also considered the feasibility of generating revenue from the Mobile App as follows: Mobile app users could be charged between $4.99 to $9.99 per month to use the mobile app to access shift opportunities. The more shift opportunities accessed and worked by a user the lower their monthly fee. While we are considering the possibilities in this regard, we do not anticipate making this arrangement available in 2017.

ShiftPixy Human Capital Management Inc.

We formed this subsidiary in response to the need to have worker’s compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the assignment of temporary employees as offered by ShiftPixy. Under this subsidiary, under circumstances wherein the client remains as the sole employer of the subject employees, we act as a payroll processor, human resources consultant, and administrator of worker’s compensation coverages and claims. For administrative reasons, we believe that providing these services through a separate legal entity seemed advisable and required, and thus we formed the subsidiary to provide these services. Our goal is to migrate these clients to ShiftPixy.

These services are also available to businesses in all industries, not just the restaurant and hospitality industries. We hope that this mechanism may become a way to onboard new clients into the ShiftPixy Ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by ShiftPixy, the parent. As of April 30, 2017, ShiftableHR had 71 clients (included in our total aggregate of 94 clients) with 1,792 worksite employees and 816 employees for whom we provide only payroll administration services.

Intellectual Property

We are currently processing our client and shift worker payroll and HR related data through HRPyramid software, provided by PrismHR (F.W. Davidson & Company, Inc. d/b/a PrismHR) under an Application Service Provider Agreement as assigned to us by XccelerateHR on April 1, 2016. Effective on February 18, 2017, we executed a “Master Services and Software as a Service Agreement” with PrismHR to upgrade our software services to the PrismHR offering. The agreement allows us to use this software so long as the agreement remains in effect. The agreement, provides for a one-year term, ending February 18, 2018, with one year renewals only upon further written agreement of the parties.

Our proprietary ShiftPixy software with related mobile application, which still has significant additional work to complete, is currently being developed and ultimately will be completed under agreement with seeking patent registration with regard to elements of our software, and we have filed a provisional patent application that we plan to supersede with a formal application in the near future. Our agreement with Kadima Ventures acknowledges that the software as well as the patent(s) being developed in connection therewith are works made for hire for ShiftPixy, Inc. The copyright in the software as well as the patent(s) belong to ShiftPixy. In addition, our principal shareholders, Scott Absher and Steve Holmes, have assigned to ShiftPixy all of their rights in anything developed and any and all other types of intellectual property related to the ShiftPixy mobile app.

We have registered the word and stylized trademarks, including the name ShiftPixy, with the United States Patent and Trademark Office and accordingly now enjoy the associated protections of our marks.

Competition

The market in which we compete is comprised of many business service and software service providers who deliver one or more of the aspects of our service platform. Insurance carriers provide similar coverages built into our program. In our markets there are as many as a one hundred insurance carriers providing the insurance coverage programs ShiftPixy provides.

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Payroll and outsource service providers provide similar processing and support platforms. There are hundreds of platform service providers in the market some of the largest of which are ADP, Paychex, Insperity and TriNet.

There are staffing companies which provide flex staffing for industry, which deliver similar solutions to our market. There are hundreds of staffing service providers in the market some of the largest of which are Allegis Group, Adecco, Randstad Holding, Manpower Group and Kelly Services.

There are many software based solutions, delivering similar processes and SaaS solutions to the market. Some of the largest are SAP, Oracle, Zenefits, Kronos and Ceridian.

Because ShiftPixy is a startup, we are very small by comparison to many of the companies in the market delivering one or more of the services we provide. ShiftPixy competes by having a more focused market target, in contrast to competitors that tend to generalize or focus on very large clients or small business. ShiftPixy has also arranged its service deliverables to be very attractive and unique to our target market with our focus on shift service employees.

Industry Regulation

Our business is subject to a wide range of complex laws and regulations. In addition, many of our solutions are designed to assist clients with their compliance with certain laws and regulations that apply to them.

Many states regulate entities offering the employment related services such as those offered by us directly or through our subsidiary and require licenses as a prerequisite to operation of such enterprises in their respective jurisdictions. There can be no assurance that either ShiftPixy or its subsidiary, Shift Human Capital Management Inc., will be successful in either securing or maintaining a license or licenses in compliance with a particular state’s laws and regulations. Further, many states require variously that worker’s compensation policies offered by employment related firms such as ours to be managed according to strict rules and/or that unemployment insurance filings be administered according to strict rules. ShiftPixy and its subsidiary, Shift Human Capital Management Inc., endeavor to comply with all of the nuances of such laws and regulations, as in the event of a material noncompliance event, a state may decline or withdraw a license to either ShiftPixy or its subsidiary.

As a provider of business outsourcing solutions, our systems contain a significant amount of sensitive data related to clients, employees of our clients, vendors and our employees. We are, therefore, subject to compliance obligations under federal and state privacy and data security-related laws, including in the United States, the Health Insurance Portability and Accountability Act of 1996 with respect to our COBRA and insurance services. We are also subject to federal and state security breach notification laws with respect to both our own employee data and client employee data. Additionally, the changing nature of privacy laws in the United States could impact our processing of personal information of our employees and on behalf of our clients.

As part of our payroll and payroll tax management services, we move client funds to taxing authorities and our clients’ employees via electronic transfer, direct deposit, and check. Certain elements of our U.S. money transmission activities, including our electronic payment and prepaid access (payroll pay card) offerings, are subject to certain licensing requirements. In addition, our U.S. prepaid access (payroll card) offering is subject to the anti-money laundering and reporting provisions of The Bank Secrecy Act of 1970. Our employee screening and selection services business offers background checking services that are subject to the Fair Credit Reporting Act. We are subject to various state licensing requirements due to the nature of employer status with some of clients’ worksite employees, we may assume certain obligations and responsibilities of an employer under federal and state tax, insurance and employment laws.

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In addition, we sometimes offer solutions that assist our clients in complying with certain laws and regulations that apply to them. Changes in such laws or regulations may affect our operations, products and services. For example, our solutions help clients manage their compliance with certain requirements of the Patient Protection and Affordable Care Act in the United States which is anticipated will apply to many employers for at least the near future. Our COBRA administration services and flexible spending account services in the United States are designed to comply with relevant federal guidelines relating to, respectively, employers’ benefits continuation obligations and the requirements of Section 125 of the Internal Revenue Code.

The foregoing description does not include an exhaustive list of the laws and regulations governing and impacting our business. Changes in laws and regulations that may decrease our revenues and earnings.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to employee staffing business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. While we maintain various insurance coverages to protect against the claims that we believe are most likely to affect our business, there is no assurance that we will have adequate insurance to cover any particular risk. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have the following employees in our business office (as of April 30, 2017):

Operational Staff:

Clerical/administrative - 24

Executive Officer Management - 2

Non-Executive Officer Operational Management - 4

Sales - 11

We have one member of operational management who is not an executive officer in that he is neither president nor vice president in charge of a principal business unit, division or function (such as sales, administration or finance) and has no policy making functions for us. All executive officer duties are currently performed by Scott Absher as our CEO and Stephen DeSantis as our CFO.

ShiftPixy Employees that are working for our clients - approximately 2,902 of which approximately 53% are currently identified as working on a part-time basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

The Company is a leading provider of employment law compliance solutions for employers and workers in an environment in which shift or other part-time/temporary positions, commonly called “gigs,” are performed. In what is now being called the Gig Economy, businesses such as those in our current target market in the restaurant and hospitality industries contract with independent workers for less than full-time engagements primarily in the form of shift work. The trend toward a Gig Economy has begun, and we are endeavoring to participate through an employment related service offering. A study by Intuit predicted that by 2020, 40 percent of American workers would be less than full time independent contractors. Intuit, Inc. October 2010. “Intuit 2020 Report: Twenty Trends That Will Shape the Next Decade.”

A significant problem for employers in the Gig Economy involves compliance with regulations imposed by federal, state and local governments, including requirements associated with worker’s compensation insurance, and other traditional employment compliance issues, including the employer mandate provisions of the ACA. The compliance challenges are often complicated by the actions of many employers in reducing workers’ hours as a means to avoid characterizing employees as “full-time.” Congress is considering amendments to or replacement of the ACA. As of the date of this Offering Circular, the ACA has not been formally amended or repealed. Employers still face regulatory issues and overhead costs, including those associated with the employer mandate provisions of the ACA for which we believe our services are a cost-effective solution.

For Gig/Shift Workers, whom we also call “Shifters,” the significant problem is difficulty in finding other jobs/gigs to replace hours lost when their employers reduce their hours and make them less than full-time employees or otherwise to fill workweek employment voids.

We believe ShiftPixy has the ideal solution for both of these groups and each of their problems via a service offering that entails two principal elements (that we refer to collectively as our “Ecosystem”) as follows:

•

ShiftPixy Employer Solution: ShiftPixy absorbs the employer’s Shifters as ShiftPixy Employees and makes those employees available to the former employer to work the same jobs, as employees of ShiftPixy, shouldering a substantial portion of the employment-related compliance responsibilities. In addition, when the ShiftPixy mobile app is released, businesses will be able to access via that technology additional qualified workers, who are already part of the ShiftPixy Ecosystem, to fill workforce voids on short notice, having assurance that such employees have work experience, will be paid, will be covered by applicable workers’ compensation coverage, will have applicable employment related taxes calculated and processed.

•

ShiftPixy Shifter Solution: Shifters placed with one of ShiftPixy’s clients can now access other shift work with other ShiftPixy clients, ultimately through the new ShiftPixy mobile app, a prototype of which was released in September 2016. When released to the general public, anticipated to be in the fourth quarter of 2017, the ShiftPixy mobile app will enable not only ShiftPixy shift employees but also ultimately shift employees outside the ShiftPixy Ecosystem, many of them millennials who connect to the outside world solely through mobile devices, to access available shift jobs at all of ShiftPixy’s participating clients. In addition to the benefits of working not as independent contractors but as employees, enjoying the protections of workers’ compensation coverage and employment laws, as well as the calculation and remittance of applicable employment taxes, among other benefits, Shifters are also enabled to participate in ShiftPixy’s benefit plan offerings, including minimum essential health insurance coverage plans and a 401(k) plan.

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ShiftPixy’s headquarters is currently situated in Irvine, California, from which it can reach the Southern California market, and has a modest staff in Phoenix, but it plans to open the following additional physical offices upon completion of our offering, in the following order:

•	First, New York and then Orlando;

•	Next, after the above offices are operational, and upon securing additional financing, if necessary, we plan to proceed to Dallas and then Chicago;

•	Finally, after all the above offices are operational, and upon securing additional financing, if necessary, we plan to proceed to Las Vegas and then Atlanta.

Through these office locations, we plan to engage more actively with clients through sales, marketing, employee onboarding, training and payroll processing, in each instance as necessary and appropriate to the applicable market.

These markets collectively account for or allow us to cover approximately 53% of our target market in the restaurant/hospitality sectors. (U.S. Department of Labor. Bureau of Labor Statistics. May 2015. Occupational Employment and Wages.)

ShiftPixy and its subsidiary collectively serve, as of February 28, 2017, an aggregate of approximately 100 clients and with an aggregate of approximately 2,598 active, paid worksite employees, as well as providing only payroll administration services to an additional 24 clients with 818 employees. None of these clients represents more than 10% of our annualized revenues for either fiscal year 2016 or for the 6-month period ending February 28, 2017.

ShiftPixy’s anticipated business and revenue growth will result from the following factors:

•	Large Potential Market.

•	The burdens placed on employers with over 50 full-time employees under the ACA.

•	Marketing Advantages from Strategic Insurance Provider Relationships.

•	New ShiftPixy Mobile App that is designed to provide Additional Benefits to Employers and Shift Workers.

•	Ultimate Development of a ShiftPixy Ecosystem.

•	Mitigation of Employment Law Compliance Risks.

The Problem: Employment law compliance requirements present a multi-obstacle ridden employment related compliance landscape for our target market of businesses that rely significantly on part-time and temporary workers. Challenges facing such businesses include the need to secure applicable workers’ compensation insurance coverage, to effect employment related tax withholdings and filings, and to navigate laws related to hiring and release of employees, including discrimination (race, color, national origin, sex, age, religion, disability, pregnancy and sexual orientation), sexual harassment, sick pay and time off, hours of work, minimum wage and overtime, gender pay differentials, immigration, safety, child labor, military leave, garnishment and other wage imposition processing, family and medical leave, COBRA, and unemployment claims. ACA compliance currently adds another significant burden to businesses with more than 50 full-time workers, as they try to manage the additional burdens associated with mandated health insurance benefits.

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A business can secure assistance in mitigating and even eliminating these challenges by retaining ShiftPixy.

The ShiftPixy Solution: ShiftPixy is developing an Ecosystem comprised of a closed proprietary operating and processing system that helps restaurant or hospitality businesses (and in the future, businesses in additional industries wherein we plan to market our services) as well as shift workers by matching available shifts with available shift workers. The ShiftPixy Ecosystem provides the following benefits:

•	Compliance

•	Cost Containment

•	Cost Savings

Shift Human Capital Management Inc.: We formed Shift Human Capital Management Inc., a wholly-owned subsidiary, in December 2015. We formed this subsidiary in response to the need to have worker’s compensation policies written in the names of the clients (as may be required by some states) and otherwise in response to client needs for only administrative and processing services rather than the full-service, staffing program offered by ShiftPixy. As of February 28, 2017, ShiftableHR had 79 clients (included in our total aggregate of 100 clients) with 1,787 worksite employees and 818 employees for whom we provide only payroll administration services. Our goal is to migrate these clients to ShiftPixy. Our goal is to migrate these clients to ShiftPixy.

Consolidated results of our operations for the six months ended February 28, 2017 and February 29, 2016 (Unaudited)

The following table summarizes the consolidated results of our operations for the six months ended February 28, 2017, and February 29, 2016 (Unaudited).

ShiftPixy Inc.
Consolidated Statements of Operations (Unaudited)

	For the Six months Ended February 28, 2017	For the Six months Ended February 29, 2016

Gross Billings	$65,795,620	$3,862,721
Adjustments to Gross Billings	54,705,222	1,572,505
Net Revenue	11,090,398	2,290,216
Cost of Revenue	7,211,646	2,099,152
Gross Profit	3,878,752	191,064

Operating Expenses
Sales and Marketing	1,089,475	119,934
Product Development	21,900	-
Customer Support	566,208	-
General and Administrative	1,961,545	271,544
Total Operating Expenses	3,639,128	391,478

Net Income (Loss)	$239,624	$(200,414
Net income ( loss) available to common shareholders per common share:
Basic	$0.01	$(0.00)
Diluted	$0.01	$(0.00)
Weighted average number of common shares used in per share computations:
Basic	26,226,692	25,322,010
Diluted	27,052,917	25,322,010

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Six-month period ended February 28, 2017

Gross Billings. ShiftPixy provides contingent staffing and workforce management solutions, principally to businesses that make significant use of part-time employees; we are currently focusing on the restaurant and hospitality industries. The company currently targets clients in Southern California but plans to expand our geographic coverage subsequent to the successful completion of our public equity offering. Our gross billings are primarily based on (i) the payroll cost of our worksite employees; (ii) the employer portion of payroll-related taxes; (iii) employee benefit programs; (iv) workers’ compensation insurance coverage and (v) admin fees and delivery fees, which are the fees charged to clients for providing payroll processing and temporary staffing services. Gross billings for the six months ending February 28, 2017, were earned from billings to clients to whom we provide staff or workforce management support. Our mobile workforce management solution remains under continuing development. Gross billings for the six-month period ending February 28, 2017, versus the first six months of 2016 totaled $65 .8M compared to $3.9M. As a result, gross billings increased by $61.9M or 1,587%.

Net Revenues. Net revenues exclude the payroll cost component of gross billings. With respect to employer payroll taxes, employee benefit programs, workers’ compensation insurance, we believe that we are the primary obligor, have latitude in establishing price, selecting suppliers, and determining the service specifications and, as such, the gross billings for those components are included as net revenues. Net revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Net revenue for the six-month period ending February 28, 2017, were earned from gross billings to clients to whom we provide staff or workforce management support less pass-through costs related to payroll, taxes, and benefits. Our mobile workforce management solution remains under continuing development. Net revenue for the six-month period ending February 28, 2017 versus the first six months of 2016 totaled $11.1M compared to $2.3M. As a result, net revenue increased by $8.8M or 383%.

Cost of Revenues. Our costs include the costs of employer side taxes, worker’s compensation insurance coverage and the wages paid to our employees staffed with the client. Approximately $280K of the change in costs of revenue was attributable to a reversal of worker’s compensation expenses that were previously misclassified in the year ended August 31, 2016 (“Workers Compensation Reversal”). As a result, had this adjustment not occurred in the period ending February 28, 2017, cost of revenues would have been $7.49M for the period. Management does not view this adjustment as quantitatively or qualitatively material to either the audited consolidated financial statements as of and for the year ended August 31, 2016, or the interim financial statements (unaudited) as of and for the six-month period ended February 28, 2017, and as a result has recorded it in the period in which it was discovered.

Gross Profit. Gross profit for the six-month period ending February 28, 2017, versus the first six months of 2016 totaled $3.9M compared to $191K. As a result, gross profit increased by $3.7M or 2,042%.

Sales and marketing. Total sales & marketing expenses for the six-month period ending February 28, 2017, versus the first six months of 2016 totaled $1.1M compared to $120K. As a result, sales & marketing expenses increased by $962K or 760%.

Customer Support. Customer support costs for the six-month period ending February 28, 2017, versus the first six months of 2016 totaled $566K compared to $0. As a result, customer support costs increased by $ 566K.

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General and administrative. Payroll related expenses totaled $1,961,378 for the six-month period February 28, 2017, and the related costs were assigned to sales & marketing, customer support, and general and administrative expenses as incurred. Legal and professional expenses for the six-month period ended February 28, 2017, were $452,593. These expenses were related to the cost of business and infrastructure development, accounting, and management consulting. Other general and administrative expenses include, rent expense of $131,437, payments for computer hardware, software licenses, and internet expenses of $92,061, insurance expense of $186,643, other G&A expenses of $65,603, utilities of $59,619, office supplies of $48,767, and depreciation and amortization of $23,600. Total general and administrative expenses for the six-month period ending February 28, 2017, versus the first six months of 2016 totaled $1.9M compared to $272K. As a result, general and administrative costs increased by $1.6M or 588%.

Total Operating Expenses. Total operating expenses for the six-month period ending February 28, 2017, versus the first six months of 2016 totaled $3.6M compared to $391K. As a result, total operating expenses increased by $3.2M or 818%.

Net income/Net loss. Our net income for the six-month period ending February 28, 2017, was $240K, compared to a $200K net loss for the six-month period ending February 29, 2016.

As discussed above, if the Workers Compensation Reversal had not been recorded in the period ending February 28, 2017, net income would have been a loss of $40K for the period. Management does not view this adjustment as quantitatively or qualitatively material to either the audited consolidated financial statements as of and for the year ended August 31, 2016, or the interim financial statements (unaudited) as of and for the six-month period ended February 28, 2017 and as a result has recorded it in the period in which it was discovered.

Liquidity and Capital Resources

The Company incurred losses from operations, negative cash flows from operations and had limited working capital through February 28, 2017. The company did however, after adjustments described in the “Net income/Net loss” section immediately above, generate a bottom line profit of $240K during the six-month period ending February 28, 2017. The Company does expect to increase its investment in product development efforts and as a result anticipates some losses from operations for the next six months. As of February 28, 2017, the Company had an accumulated deficit of approximately $1.7 million.

Since inception, the Company’s principal source of financing has come through the sale of its common stock. The Company believes that its operating results as well as cash received from subsequent financing activities that the Company will have sufficient cash to fund operations through at least the next twelve months.

Even if the Company is unable to raise additional funds, management believes existing operations will continue to support its current operating platform with limited software development and continue to service its existing client base. The Company believes that additional funds will allow the Company to quickly scale its operations and software development efforts.

Consolidated results of our operations for the years ended August 31, 2015 and August 31, 2016

The following table summarizes the consolidated results of our operations for the years ended August 31, 2015 and 2016.

ShiftPixy Inc.
Consolidated Statements of Operations

	For the Year Ended August 31, 2016	For the Period June 3, 2015 (Inception) Through August 31, 2015
Gross Billings	$50,672,129	$77,661
Adjustments to Gross Billings	42,211,476	59,956
Net Revenue	8,460,653	17,705
Cost of Revenue	6,944,224	11,656
Gross Profit	1,516,429	6,049
Expenses
Sales and Marketing	1,019,683	-
Product Development	316,668	-
Customer Support	556,765	-
General and Administrative	1,477,869	59,730
Total Operating Expenses	3,370,985	59,730

Net Loss	$(1,854,556)	$(53,681)

Weighted Average Common Shares Outstanding	25,630,874	24,110,852
Basic and Diluted Loss per Share	$(0.07)	$(0.00	)*

________________

*	Denotes a loss of less than ($0.01) per share.

The accompanying notes are an integral part of these consolidated financial statements.

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Fiscal year ended August 31, 2016

Gross Billings. ShiftPixy provides contingent staffing and workforce management solutions, principally to businesses that make significant use of part-time employees; we are currently focusing on the restaurant and hospitality industries. The company currently targets clients in Southern California but plans to expand our geographic coverage subsequent to the successful completion of our public equity offering. Our gross billings are primarily based on (i) the payroll cost of our worksite employees; (ii) the employer portion of payroll-related taxes; (iii) employee benefit programs; (iv) workers’ compensation insurance coverage and (v) admin fees and delivery fees, which are the fees charged to clients for providing payroll processing and temporary staffing services. Gross billings for the fiscal year ending August 31, 2016, were earned from billings to clients to whom we provide staff or workforce management support. Our mobile workforce management solution remains under continuing development. Gross billings for the second half of FYE August 31, 2016 versus the first half of 2016 totaled $46.9M compared to $3.7M. As a result, gross billings increased by $43.2M or 1,150%.

Net Revenues. Net revenues exclude the payroll cost component of gross billings. With respect to employer payroll taxes, employee benefit programs, workers’ compensation insurance, we believe that we are the primary obligor, have latitude in establishing price, selecting suppliers, and determining the service specifications and, as such, the gross billings for those components are included as net revenues. Net revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Net revenue for the fiscal year ending August 31, 2016, were earned from gross billings to clients to whom we provide staff or workforce management support less pass-through costs related to payroll, taxes, and benefits. Our mobile workforce management solution remains under continuing development. Net revenue for the second half of FYE August 31, 2016 versus the first half of 2016 totaled $8.1M compared to $375K. As a result, net revenue increased by $7.7M or 2,057%.

Cost of Revenues. Our costs include the costs of employer side taxes, worker’s compensation insurance coverage and the wages paid to our employees staffed with the client.

Gross Profit. Gross profit for the second half of FYE August 31, 2016 versus the first half of 2016 totaled $1.9M compared to a loss of $206K. As a result, gross profit increased by $1.9M or 937%.

Total Operating Expenses. Total operating expenses for the second half of FYE August 31, 2016 versus the first half of 2016 totaled $2.9M compared to $452K. As a result, total operating expenses increased by $2.4M or 545%.

Sales and marketing. Significant marketing expenses include advertising and promotion costs of $35,003 and commissions of $521,247. Payroll expenses related for sales and marketing totaled $373,378.

Product development. Product development expenses to build the app totaled $316,668.

Customer Support. Customer support costs totaled $556,765. They included payroll related expenses of $480,899 and $75,866 of software, training, and other related costs to supporting our clients.

General and administrative. Payroll related expenses totaled $357,927. Legal and professional expenses for the fiscal year ended August 31, 2016, were $742,127. These expenses were related to the cost of business and infrastructure development, accounting, and management consulting. Other general and administrative expenses include, rent expense of $144,719, payments for computer hardware, software licenses, and internet expenses of $65,119, insurance expense of $99,251, other G&A expenses of $15,857, utilities of $39,582, office supplies of $21,176, and depreciation and amortization of $24,922.

Net loss. For the foregoing reasons, our net loss was $1,854,556 for the fiscal year ended August 31, 2016.

Fiscal period ended August 31, 2015

Gross Billings. ShiftPixy provides contingent staffing and workforce management solutions, principally to businesses that make significant use of part-time employees; we are currently focusing on the restaurant and hospitality industries. The company currently targets clients in Southern California but plans to expand our geographic coverage subsequent to the successful completion of our public equity offering. Gross billings for the fiscal year ending August 31, 2015, were earned from billings to clients to whom we provide staff or workforce management support. Our mobile workforce management solution remains under continuing development.

Net Revenue. Net revenue for the fiscal year ending August 31, 2015, were earned from gross billings to clients to whom we provide staff or workforce management support less pass-through costs related to payroll, taxes, and benefits. Our mobile workforce management solution remains under continuing development.

Cost of Revenues. Our costs include the costs of employer side taxes, worker’s compensation insurance coverage and the wages paid to our employees staffed with the client.

Sales and Marketing. Sales and Marketing expenses include advertising and promotion costs of $1,363.

General and administrative. Other general and administrative expenses include payments for general liability insurance, costs of incorporation, purchase of office equipment, travel and other office expenses. Legal and professional expenses in the period ended August 31, 2015, were $26,520. These expenses were related to the cost of establishing the company, initial business and infrastructure development, accounting and marketing.

Net loss. For the foregoing reasons, our net loss was $53,681 for the period ended August 31, 2015.

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Milestones

Set forth below is our plan of operation for the twelve-month period following the closing of this offering assuming net proceeds of the Offering are received.

Milestones:	Closing at $6/share with net proceeds of $11,280,000
Mobile App Project Development	Continued development and rollout of the next phase of the mobile application portion of our operating platform. The first phase, a prototype version, was launched in September 2016. The fully developed version will create a vital user interface for our mobile shift worker to (a) create a user profile, (b) detail their experience and preferences, and (c) match their experience and preferences to local available shift opportunities.	Q1: Fund development of the App through end of beta status--release of ShiftPixy Mobile App 1.0	$825,000	$2,225,000
		Q2: Adding of features	$500,000
		Mobile App Support	$100,000
		Q3: Release of ShiftPixy Mobile App 2.0, adding upgrades, feature changes, security updates and other revisions for the platform to increase scale of Shifters and Providers in the ShiftPixy Ecosystem. Add services such as workers comp premium payments, time and attendance tracking services to the ShiftPixy platform.	$600,000
		Mobile App support	$100,000
		Q4: Mobile App support	$100,000
		Subtotal
IT infrastructure and proprietary HR software platform	Development of cloud based, integrated systems to support Job Provider clients operationally and Shift Workers personally. The infrastructure connects disparate systems, bringing essential data points to user tasks. These systems that comprise our platform are anticipated to require high usage and must be highly scalable, accommodating provider resources and alliances.	Q1: Fund development of the web services infrastructure through the release of the components such as employee onboarding, scheduling and timekeeping.	$1,200,000	$5,050,000
		Q2: Maintain and upgrade the web services infrastructure for mobile and software development platform.	$1,400,000
		Q3: Addition of substantial HR processing components to the platform.	$1,875,000
		Q4: Conclude development of platform and begin support and maintenance.	$575,000
		Subtotal
Additional expanded insurance coverage secured / Business development		Q1: Allocate reserves for additional insurance coverage	$2,160,000	$2,160,000
		Subtotal
Staff and Location Expansion		Develop New York area office	$700,000	$700,000
		Subtotal
Working Capital			$1,145,000	$1,145,000
		Subtotal
TOTAL PROCEEDS				$11,280,000

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Milestones:	Closing at $7/share with net proceeds of $13,160,000
Mobile App Project Development	Continued development and rollout of the next phase of the mobile application portion of our operating platform. The first phase, a prototype version, was launched in September 2016. The fully developed version will create a vital user interface for our mobile shift worker to (a) create a user profile, (b) detail their experience and preferences, and (c) match their experience and preferences to local available shift opportunities.	Q1: Fund development of the App through end of beta status--release of ShiftPixy Mobile App 1.0	$825,000	$2,225,000
		Q2: Adding of features	$500,000
		Mobile App Support	$100,000
		Q3: Release of ShiftPixy Mobile App 2.0, adding upgrades, feature changes, security updates and other revisions for the platform to increase scale of Shifters and Providers in the ShiftPixy Ecosystem. Add services such as workers comp premium payments, time and attendance tracking services to the ShiftPixy platform.	$600,000
		Mobile App support	$100,000
		Q4: Mobile App support	$100,000
		Subtotal
IT infrastructure and proprietary HR software platform	Development of cloud based, integrated systems to support Job Provider clients operationally and Shift Workers personally. The infrastructure connects disparate systems, bringing essential data points to user tasks. These systems that comprise our platform are anticipated to require high usage and must be highly scalable, accommodating provider resources and alliances.	Q1: Fund development of the web services infrastructure through the release of the components such as employee onboarding, scheduling and timekeeping.	$1,200,000	$5,050,000
		Q2: Maintain and upgrade the web services infrastructure for mobile and software development platform.	$1,400,000
		Q3: Addition of substantial HR processing components to the platform.	$1,875,000
		Q4: Conclude development of platform and begin support and maintenance.	$575,000
		Subtotal
Additional expanded insurance coverage secured / Business development		Q1: Allocate reserves for additional insurance coverage	$2,160,000	$2,160,000
		Subtotal
Staff and Location Expansion		Q1-4: Develop New York and Orlando area offices	$1,400,000	$1,400,000
		Subtotal
Working Capital			$2,325,000	$2,325,000
		Subtotal
TOTAL PROCEEDS				$13,160,000

57

Milestones:	Closing at $8/share with net proceeds of $15,040,000
Mobile App Project Development	Continued development and rollout of the next phase of the mobile application portion of our operating platform. The first phase, a prototype version, was launched in September 2016. The fully developed version will create a vital user interface for our mobile shift worker to (a) create a user profile, (b) detail their experience and preferences, and (c) match their experience and preferences to local available shift opportunities.	Q1: Fund development of the App through end of beta status--release of ShiftPixy Mobile App 1.0	$825,000	$2,225,000
		Q2: Adding of features	$500,000
		Mobile App Support	$100,000
		Q3: Release of ShiftPixy Mobile App 2.0, adding upgrades, feature changes, security updates and other revisions for the platform to increase scale of Shifters and Providers in the ShiftPixy Ecosystem. Add services such as workers comp premium payments, time and attendance tracking services to the ShiftPixy platform.	$600,000
		Mobile App support	$100,000
		Q4: Mobile App support	$100,000
		Subtotal
IT infrastructure and proprietary HR software platform	Development of cloud based, integrated systems to support Job Provider clients operationally and Shift Workers personally. The infrastructure connects disparate systems, bringing essential data points to user tasks. These systems that comprise our platform are anticipated to require high usage and must be highly scalable, accommodating provider resources and alliances.	Q1: Fund development of the web services infrastructure through the release of the components such as employee onboarding, scheduling and timekeeping.	$1,200,000	$5,050,000
		Q2: Maintain and upgrade the web services infrastructure for mobile and software development platform.	$1,400,000
		Q3: Addition of substantial HR processing components to the platform.	$1,875,000
		Q4: Conclude development of platform and begin support and maintenance.	$575,000
		Subtotal
Additional expanded insurance coverage secured / Business development		Q1: Allocate reserves for additional insurance coverage	$2,160,000	$2,160,000
		Subtotal
Staff and Location Expansion		Q1-4: Develop New York, Orlando and Dallas area offices	$2,100,000	$2,100,000
		Subtotal
Working Capital			$3,505,000	$3,505,000
		Subtotal
TOTAL PROCEEDS				$15,040,000

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During the time period before this Offering closes, and thereafter, if the offering does not close for any reason, including failure to receive the Offering Proceeds, we will finance the above activities from internal cash flow and private offerings. Therefore, we cannot currently predict when each of the above activities will occur if the offering does not close, but the actions, timing and cost will in general follow the Offering Proceeds table above.

Liquidity and Capital Resources

The Company has incurred losses from operations, negative cash flows from operations and has limited working capital. As of August 31, 2016, the Company had an accumulated deficit of approximately $1.9 million.

Since inception, the Company’s principal source of financing has come through the sale of its common stock. The Company believes that its operating results as well as cash received from subsequent financing activities that the Company will have sufficient cash to fund operations through at least the next twelve months.

Business Plan Targets

If we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan, grow our business and meet our target objectives in our business plan. Accordingly, no investor should rely on any assumption that the Company will meet its business plan targets in making an investment decision concerning the Shares in this Offering.

Credit Facilities

We have been offered but have not accepted any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

Except for our software agreement, we do not have any ongoing material contracts that extend beyond a one-year period or which are not cancellable sooner.

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Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DESCRIPTION OF PROPERTY

We have recently secured a new long-term lease for our office space at 1 Venture, Suite 150, Irvine, CA 92618. Our landlord is Olen Commercial Realty Corporation. Our lease is for a five-year term and for 8,500 square feet. The monthly rental rate escalating from approximately $9,000 to $23,000 per month. This lease began on May 1, 2016 and will expire on June 14, 2021.

With regard to operations in Phoenix, we have no lease in effect; instead, employees work from home, which has been sufficient for our current needs.

We consider that these spaces and arrangements are sufficient for our current needs, although as we expand existing operations or open other offices in other cities, we will need to secure leases in those cities as well.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers, which consists of our principal executive officer and our only other executive officer who occupied an executive officer position during fiscal year 2016 and 2015 by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for fiscal years ended August 31, 2016 and August 31, 2015, respectively.

Name	Title	Year	Salary		Bonus	Stock awards	Option awards		Non equity incentive plan compensation	Non qualified deferred compensation and all other compensation	Total compensation

Scott W. Absher	CEO/COO	2016	252,250	(1)	0	0	0	(2)	0	0	252,250
		2015	12,000		0	0	0		0	0	12,000

J. Stephen Holmes (3)	Secretary	2015	12,000		0	0	0		0	0	12,000

____________

(1)	Consists of an aggregate of $96,000 of Consulting fees paid until April 30, 2016 plus $156,250 in salary for the remainder of fiscal year 2016 until August 31, 2016.

(2)

Amended and Restated Option granted effective prior to end of fiscal year 2016 provided an option for voting rights, was totally illiquid and was not convertible into common stock of the Company. Accordingly, the option was recorded as having zero fair value as compensation. See “Description of Securities - Options.”

(3)

Mr. J. Stephen Holmes was an officer and director of the Company until his resignation on July 1, 2015. Accordingly, no compensation for Mr. Holmes for the fiscal year ended August 31, 2016 is reflected in this table.

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We had a consulting agreement, which ended in April 2016, with Mr. Absher’s company Struxurety to pay a $12,000 monthly retainer from ShiftPixy for Mr. Absher’s role in the early stage work completed for ShiftPixy. We made an oral agreement effective May 1, 2016 to pay Mr. Absher $31,250 per month, payable biweekly. This is the agreement currently in effect for Mr. Absher for our current fiscal year ending August 31, 2017.

During the period from inception (June 3, 2015) to August 31, 2015, the Company paid $12,000 in professional fees under a consulting agreement with Mr. Holmes for management consulting services. This agreement was also ended in April 2016.

Mr. Absher and Mr. Holmes have each signed a waiver and release for all amounts not paid (which amounts are $24,000 each) under their consulting agreements which were in effect for the period from inception (June 3, 2015) to the end of their consulting agreements in April 2016.

We entered into an agreement with Mr. Stephen DeSantis to serve as the Company’s CFO effective March 1, 2017. Mr. DeSantis’s salary is agreed to be set at $200,000 per year, provided, however, that the Company anticipates increasing Mr. DeSantis’ salary over the course of the year to $250,000. Additional compensation in the form of stock options are anticipated to be awarded in a manner consistent with the plans of the Company to award executive management generally.

Agreements Regarding Change in Control and Termination of Employment

None

Outstanding Equity Awards At Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END AUGUST 31, 2016

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott W. Absher	12,500,000	0	0	$0.0001	December 31, 2023	0	$0.00	(1)	0	0

___________

(1)

Amended and Restated Option granted effective prior to end of fiscal year 2016 provided an option for voting rights, was totally illiquid and was not convertible into common stock of the Company. Accordingly, the option was recorded in this table as having zero fair market value. See “Description of Securities - Options.”

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Director Compensation

The following table summarizes the compensation paid to our directors for the fiscal year ended August 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Scott W. Absher	0	0	0	0	0	0

Our Director was not paid any compensation as directors for the year ended August 31, 2016, and we have no agreement to pay our director any separate compensation for acting as a director. Non-Director Compensation to Mr. Absher is set forth under “Summary Compensation Table,” above.

While Kenneth W. Weaver was not a director during our last completed fiscal year, he became our first independent director, as indicated above. Mr. Weaver’s Director Agreement provides for a monthly retainer of $5,000, plus additional retainers for serving on the Audit Committee, Compensation Committee and Nominating Committee, plus additional retainers for serving as chairman of such committees, such additional retainers collectively amounting to $3,000 per month. In addition, the Company has committed to awarding Mr. Weaver stock or stock options, annually, having a minimum value of $75,000.

As of March 2017, the salary of Mr. Absher is $750,000 per year.

The compensation of the Directors and Executive Officers is subject to future adjustments, as determined by the Compensation Committee pursuant to the terms of its charter.

Equity Incentive Plans

In March of 2017, the Company adopted the 2017 Stock Option / Stock Issuance Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options and non-qualified stock options. The Company has reserved a total of 10,000,000 shares of common stock for issuance under the Plan. Of these shares, approximately 825,000 options and 100,000 shares have been designated by the Board of Directors for issuance through the date of this Offering Circular.

The Plan Administrator (which is the Board of Directors or a committee or other person(s) appointed or designated by the Board) has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

The options may constitute either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-statutory stock options.” The primary difference between incentive stock options and non-statutory stock options is that the former are not available to non-employees of the corporation. In addition, while neither is subject to tax at the time of grant, incentive stock options are not subject to tax at the time of exercise (but could be subject to alternative minimum tax), while upon exercise of the non-qualified options, the optionee will recognize ordinary income with respect to any vested shares purchased under the option; such income will be in an amount equal to the excess of the value of the vested shares on the exercise date over the exercise price paid for those shares.

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The exercise price of an option granted under the plan cannot be less than 100% of the fair market value per share of common stock on the date of the grant of the option. The exercise price of an incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock must be at least 110% of the fair market value per share of common stock on the date of the grant. Options may not be granted under the plan on or after the tenth anniversary of the adoption of the plan.

When an option is exercised, the purchase price of the underlying stock will be paid in cash, except that the plan administrator may permit the exercise price to be paid in any combination of cash, shares of stock having a fair market value equal to the exercise price, or as otherwise determined by the plan administrator.

If an optionee ceases to be an employee, director, or consultant with us, other than by reason of death, disability or retirement, all vested options must be exercised within three months following such event. However, if an optionee’s employment or consulting relationship with us terminates for cause, or if a director of ours is removed for cause, all unexercised options will terminate immediately. If an optionee ceases to be an employee or director of, or a consultant to us, by reason of death, disability, or retirement, all vested options may be exercised within one year following such event or such shorter period as is otherwise provided in the related agreement.

When a stock award expires or is terminated before it is exercised, the shares set aside for that award are returned to the pool of shares available for future awards.

No option can be granted under the plan after ten years following the earlier of the date the plan was adopted by the board of directors or the date the plan was approved by our stockholders.

Equity Compensation Plan Information

The following table provides information, as of April 30, 2017, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options under the Plan (a)	Weighted-Average Exercise Price of Outstanding Options under the Plan (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	925,000	$4.00	9,075,000
Equity compensation plans not approved by security holders	0	$-	-

TOTAL	925,000	$4.00	9,075,000

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Upon formation, we issued Scott Absher, CEO and COO of ShiftPixy, originally 25,000,000 shares, adjusted to 12,500,000 shares as a result of our reverse stock split on October 12, 2016, of Common Stock at par value of $.0001 per share, or $2,500. As of January 27, 2016, we also issued Mr. Absher an option to acquire 25,000,000 shares of Preferred Stock at $.0001 per share, amended in October 2016 to provide for an adjustment to 12,500,000 shares of Preferred Stock under the terms of such Amended and Restated Option. The holders of the Preferred Stock will not have the right to convert their Preferred Stock at any time into shares of Common Stock.

Mr. Absher is also the Principal at Struxurety, a consulting company. Struxurety drew a $12,000 monthly retainer from ShiftPixy for Mr. Absher’s role in the early stage work completed for ShiftPixy. Mr. Absher has transitioned to being a ShiftPixy employee when this consulting agreement with Struxurety terminated in April 2016. During the period from inception (June 3, 2015) to August 31, 2015, the Company paid $12,000 in professional fees under this agreement with Struxurety. During the nine-month period ended May 31, 2016, we paid $72,000 under this Agreement.

J. Stephen Holmes, a significant shareholder of ShiftPixy, was also the COO at XccelerateHR, LLC, a company that provided payroll processing services to ShiftPixy. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $1,109 in fees to XccelerateHR.

Mr. Holmes resigned as COO at XccelerateHR on March 31, 2016. XccelerateHR has confirmed that under Mr. Holmes’ agreement with XccelerateHR, when he resigned as COO, his full ownership interest, direct or indirect, was forfeited to XccelerateHR. During the six-month period ended February 29, 2016, we paid XccelerateHR $3,216 under the payroll processing agreement. In addition to these fees paid to XccelerateHR, ShiftPixy incurred $9,776 in batch processing and check fees to XccelerateHR during the period from September 1, 2016 to February 29, 2016. The amount was due and outstanding to XccelerateHR as of February 29, 2016.

Upon formation, we issued Mr. Holmes originally 25,000,000 shares, adjusted to 12,500,000 shares as a result of our reverse stock split on October 12, 2016, shares of Common Stock at par value of $.0001 per share, or $2,500. As of January 27, 2016 we also issued Mr. Holmes an option to acquire 25,000,000 shares of Preferred Stock at $.0001 per share, amended in October 2016 to provide for a proportional adjustment 12,500,000 shares of Preferred Stock under the terms of such Amended and Restated Option. The holders of the Preferred Stock will not have the right to convert their Preferred Stock at any time into shares of Common Stock.

On April 1, 2016, we signed an Independent Sales Representative Agreement with XccelerateHR under which they will procure clients for ShiftPixy. They will be paid commissions of 20% of Administrative Fees of Active Clients, as defined in the Agreement. The agreement is for one year and automatically renews unless terminated by either party. The Agreement contains the following provisions:

1.	The Commissions payable hereunder are anticipated to be approximately $25,000 per month.

2.

Notwithstanding anything in the Agreement or this Addendum to the contrary, ShiftPixy shall have the right, but not the obligation, at any time, to liquidate its obligation to pay Commissions to Producer by paying a one-time sum, as the “Final Commissions.” Such one-time sum shall be negotiated by the parties as a multiple of the gross annual Administrative Fees.

3.

The parties acknowledge that ShiftPixy has also paid in connection herewith an advance against future Commissions in the amount of $300,000 (the “Advance”). Payments of such Commissions shall resume beginning 12 months after the date of the Advance.

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This matter and the entire set of transactions related thereto was clarified in correspondence between the parties as follows:

(1)

As a means to preserve certain client relationships in connection with the attempted seamless enrollment of such clients with SHCM from XHR, and to maintain worker’s compensation insurance coverage with regard to the subject employees, ShiftPixy paid certain worker’s compensation premium deposits and other expenses, including miscellaneous payroll related expenses, the total of which, amounting to $374,789.24 (lines 3 + 4 on the attached Exhibit A), effectively benefitted XHR,

(2)

since ShiftPixy had agreed to pay XHR certain commissions in connection with the enrollment of such clients with SHCM, the parties elected to treat $300,000 of such expenses as an advance against the commissions to be payable from ShiftPixy to XHR (calculating from April 1, 2016, which amount has been offset to date by $100,000, representing commissions for April, May, June and July of 2016), and

(3)

the balance of the amount owing from XHR to ShiftPixy (apart from the advance against commissions), $74,789.24, may be reduced by certain offsets totaling $85,838.99 (subject to documentation requests, noted below) (line 5 on Exhibit A), leaving a net credit to XHR of $11,049.75 (apart from the advance against commissions), which sum will be separately addressed by the parties as their relationship progresses; if such credit is not otherwise applied against any other amounts owing, ShiftPixy can apply the credit against the advance.

The parties also acknowledged, and Sheila Guarderas, individually, also acknowledged, that (a) ShiftPixy has paid to Sheila Guarderas the sum of $15,000 as a “referral fee” associated with the enrollment of clients with ShiftPixy, and (b) such $15,000 fee is considered to be a credit to ShiftPixy for purposes of this document such that the $11,049.75 amount noted above, due to XHR by ShiftPixy, is hereby adjusted to a credit due to ShiftPixy by XHR in the amount of $3,950.25.

The parties also acknowledged that ShiftPixy has requested supporting documentation in the nature of fixed asset schedules for the following expense items, and the same will be considered open pending ShiftPixy’s receipt and acknowledgement of documentation supporting the same: Invoice or purchase document for pressure seal machine and 2 check printers (including 1 HP LaserJet).

The parties also separately acknowledged that (a) XHR needs to use the HR Pyramid software in the future for certain processing requirements, and/or XHR may request that ShiftPixy assist XHR in using the software to respond to client inquiries associated with client accounts for periods prior to 4/1/2016, and/or XHR and ShiftPixy will cooperate to secure for XHR and/or ShiftPixy, as appropriate, a right to access legacy (pre-4/1/2016) data, and (b) there are some minor open issues regarding payroll tax withholding amounts in connection with payrolls processed by XHR for ShiftPixy, which amounts have not yet been fully reconciled, and the same are accordingly considered to be an open issue between the parties until finally resolved.

As a final matter, Sheila Guarderas, individually, and Chestnut Investors, LLC, a California limited liability company, acknowledged that ShiftPixy paid two $5,000 rent payments (for the months of April and May of 2016) to Sheila Guarderas; such payments should have been paid to Chestnut Investors, LLC, as the actual landlord of the property leased. Sheila Guarderas, as a member of Chestnut Investors, LLC, agrees to apply such payments to Chestnut Investors, LLC, and Chestnut Investors, LLC, agrees that the rent for such months has been paid in full.

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Exhibit A is as follows:

Exhibit A

4/1/2016 ShiftPixy Client Payroll	$173,481.76	ShiftPixy posted 4/1 payroll through XHR BOW Account.
4/1/2016 Wire to ShiftPixy	$(100,000.00)	For ShiftPixy 4/1 client payments received at XHR
4/1/2016 Net Due to ShiftPixy	$73,481.76

4/19/2016 ShiftPixy wire to Prosight	$99,243.68	Wire for XHR WC Premiums due to Prosight
5/10/2016 ShiftPixy wire in to XHR	$200,000.00	Workers Compensation and Invoice Payment
4/25/2016 Shiftable Payroll Inv	$11,431.33	Inv 201633
4/26/2016 Payroll Wire to Shiftable	$(11,431.33)	Inv 201633
5/19/2016 Shiftable Vac/Holiday Club	$7,405.20	email
5/19/2016 Wire for Vac/Hol Club	$(7,405.20)	email
5/10/2016 Shiftable Payroll Inv	$7,221.01	Inv 201634
5/10/2016 Payroll Wire to Shiftable	$(7,221.01)	Inv 201634
5/25/2016 Shiftable Payroll Inv	$14,538.36	Inv 201635
5/25/2016 Payroll Wire to Shiftable	$(14,538.36)	Inv 201635
Other Items	$299,243.68

Total Agreed Upon Items	$372,725.44	Confirming e mail received by ShiftPixy 6/3/2016

Invoice from ShiftPixy
5/10/2016 Inv from ShiftPixy	$4,127.60	HRP Prorated fees June August 2016 (2 seats)
Credit only need 1 seat	$(2,063.80)	XHR only needs 1 seat.

Due to ShiftPixy	$2,063.80

Invoices to ShiftPixy
5/10/2016 Equipment Purchase	$(500.00)	Shiftable owes XHR
4/1/2016 HRP Subscription Fees	$(18,886.27)	Prorated
4/1/2016 HRP License Fee	$(16,236.69)	Prorated
5/23/2016 Pressure Seal Checks	$(340.11)	1.000 per box 7 2/3 boxes left
5/23/2016 MICR Toner	$(420.12)	$389+ 8% tax =$420.12
5/23/2016 Deposit Bal on WC Policies	$(36,567.30)	Prorated
4/30/2016 AP Shared Expenses	$(3,112.50)
7/16/2016 Batch and Check Fees	$(9,776.00)
Due from ShiftPixy	$(85,838.99)

Net due to ShiftPixy Before BPO prepaid	$288,950.25

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In addition, during the period from inception (June 3, 2015) to August 31, 2015, the Company paid $12,000 in professional fees under a consulting agreement with Mr. Holmes for management consulting services. During the nine-month period ended May 31, 2016, we paid $72,000 under this Agreement.

Struxurety/Mr. Absher and Mr. Holmes have each signed a waiver and release for all amounts not paid under these agreements ($24,000 each) from the period from inception (June 3, 2015) to the end of the Agreements in April 2016.

To the best of our knowledge, from inception to our initial fiscal year end on August 31, 2015, and for the fiscal year end on August 31, 2016, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

The Company and XccelerateHR anticipate that the advance against commissions paid by the Company to XccelerateHR will be fully recovered by the end of the  fourth calendar quarter of 2017.

Statement of Policy

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Prior to one year from the date of listing on NASDAQ, our board of directors will adopt a written policy on transactions with related persons in conformity with the requirements for issuers having publicly held common stock listed on the NASDAQ Capital Market. Under the policy any related-person transaction, and any material amendment or modification of a related-person transaction, will be required to be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested, or by the disinterested members of the board of directors and any employment relationship or transaction involving an executive officer and any related compensation will be required to be recommended by the Compensation Committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related-person transaction:

•

the management must disclose to the audit committee or another independent body of the board of directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related-person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related-person transaction;

•

the management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction complies with the terms of our agreements governing any material outstanding indebtedness that limit or restrict our ability to enter into a related-person transaction;

•

the management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act and related rules, and, to the extent required to be disclosed, management must ensure that the related-person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related-person transaction policy will provide that the audit committee or another independent body of the board of directors, as applicable, must consider whether any approval or ratification of a related-person transaction involving a non-employee director or director nominee would compromise the director or director nominee’s status as an “independent”, “outside”, or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NASDAQ Capital Market and the Internal Revenue Code.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We have applied to the NASDAQ Capital Market (“NASDAQ”) to list shares of our common under the symbol “PIXY.” In order to meet one of the requirements for listing our common stock on NASDAQ, the Underwriters intend to sell lots of 100 or more shares to a minimum of 300 beneficial holders. We expect trading to commence following the Qualification of this offering, assuming we have sold more than the minimum amount of shares being offered and the SEC has declared effective our filing on Form 8-A in order to register our shares under the Exchange Act.

Options, Warrants, Convertible Securities

Except as set forth in “Description of Securities,” there are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will not be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will not be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock unless they trade at a price lower than $5.00 per share.

Shares Eligible for Future Resale: Sales of our Common Stock Under Rule 144.

Once this offering circular is qualified, the shares of our common stock being offered hereunder will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our “affiliates,” which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

As of April 30, 2017, there are currently 1,441,925 shares of our common stock held by non-affiliates and 25,100,000 shares held by affiliates (exclusive of shares beneficially owned) that Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 48 shareholders of record of our common stock.

Dividend Policy

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of an issuer under Regulation A. When we file to have our securities qualified under the Securities Exchange Act of 1934 by filing a Form 8-A and having that Form declared effective, we will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. We will voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission an Offering Circular on Form 1-A. For further information about us and the shares of common stock to be sold in the offering, please refer to the Offering Circular and the exhibits and schedules thereto. The Offering Circular and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

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F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

ShiftPixy, Inc.

We have reviewed the accompanying consolidated balance sheet of ShiftPixy, Inc. as of February 28, 2017, the related consolidated statements of operations, stockholders' equity and cash flows for the six-month periods ended February 28, 2017 and February 29, 2016. These consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

/s/ Squar Milner LLP

May 18, 2017

Newport Beach, California

F-2

ShiftPixy Inc.
Consolidated Balance Sheet February 28, 2017 (Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$572,055
Accounts receivable	123,236
Prepaid expenses	999,852
Other current assets	84,011
Total Current Assets	1,779,154

Fixed Assets, net	320,762
Deposits and Other Assets	132,540

Total Assets	$2,232,456

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$437,805
Payroll related liabilities	680,558
Other current liabilities	223,066
Total Current Liabilities	1,341,429

Stockholders’ Equity
Preferred stock, 50,000,000 authorized shares; $0.0001 par value; no shares issued and outstanding	-
Common stock, authorized 750,000,000 shares; $0.0001 par value; 26,345,550 shares issued and outstanding	2,635
Additional paid-in capital	2,557,005
Accumulated deficit	(1,668,613)
Total Stockholders’ Equity	891,027
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,232,456

The accompanying notes are an integral part of these consolidated financial statements.

F-3

ShiftPixy Inc.
Consolidated Statements of Operations (Unaudited)

	For the Six months Ended February 28, 2017	For the Six months Ended February 29, 2016

Gross Billings	$65,795,620	$3,862,721
Adjustments to Gross Billings	54,705,222	1,572,505
Net Revenue	11,090,398	2,290,216
Cost of Revenue	7,211,646	2,099,152
Gross Profit	3,878,752	191,064

Operating Expenses
Sales and Marketing	1,089,475	119,934
Product Development	21,900	-
Customer Support	566,208	-
General and Administrative	1,961,545	271,544
Total Operating Expenses	3,639,128	391,478

Net Income (Loss)	$239,624	$(200,414
Net income (loss) available to common shareholders per common share:
Basic	$0.01	$(0.00)
Diluted	$0.01	$(0.00)
Weighted average number of common shares used in per share computations:
Basic	26,226,692	25,390,942
Diluted	27,052,917	25,390,942

The accompanying notes are an integral part of these consolidated financial statements.

F-4

ShiftPixy Inc. Consolidated Statements of Stockholders’ Equity (Unaudited)

	Common Stock		Additional
	Number	Par Value	Paid-in	Accumulated	Stockholders’
	of Shares	($0.0001)	Capital	Deficit	Equity
Balance, August 31, 2016	26,213,800	$2,622	$2,030,018	$(1,908,237)	$124,403
Shares issued for cash and warrants	131,750	13	526,987	-	527,000
Net income	-	-	-	239,624	239,624
Balance, February 28, 2017	26,345,550	$2,635	$2,557,005	$(1,668,613)	$891,027

The accompanying notes are an integral part of these consolidated financial statements.

F-5

ShiftPixy Inc.
Consolidated Statements of Cash Flows (Unaudited)

	For the Six Months Ended February 28, 2017	For the Six Months Ended February 29, 2016
OPERATING ACTIVITIES
Net Income (Loss)	$239,624	$(200,414)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	32,673	2,505
Changes in Operating Assets and Liabilities
Accounts receivable	(66,798)	(5,556)
Prepaid expenses	(656,856)	16,129
Other current assets	(10,529)	(4,374)
Other assets	(27,927)	-
Accounts payable	(388,642)	56,711
Payroll related liabilities	(42,157)	3,227
Other current liabilities	101,797	-
Net cash used in Operating Activities	(818,815)	(131,772)

INVESTING ACTIVITIES
Purchase of fixed assets	(4,662)	(67,916)
Net cash used in investing activities	(4,662)	(67,916)

FINANCING ACTIVITIES
Proceeds from issuance of common stock with warrants	527,000	367,250
Net cash provided by financing activities	527,000	367,250
Net (Decrease) Increase in Cash	(296,477)	167,562

Cash at Beginning of Period	868,532	103,650
Cash at End of Period	$572,055	$271,212

The accompanying notes are an integral part of these consolidated financial statements.

F-6

ShiftPixy. Inc.

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1: Nature of operations

ShiftPixy, Inc. (the “Company”) was incorporated in the State of Wyoming on June 3, 2015. The Company is a specialized staffing service provider that provides solutions for large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades. The Company’s initial focus is on the restaurant industry in Southern California.

Shift Human Capital Management Inc. (“SHCM”), a wholly-owned subsidiary of ShiftPixy, Inc., is incorporated in the State of Wyoming. SHCM functions substantially as a professional employer organization (“PEO”), assuming significant attributes of employer status in relation to the subject employees, and provides worker’s compensation coverage written in the names of the clients (as may be required by some states). SHCM also functions as an administrative services only (“ASO”) provider, in response to client needs for only administrative and processing services, performing functions in the nature of a payroll processor, human resources consultant, administrator of worker’s compensation coverages and claims, under circumstances wherein the client remains as the sole employer of the subject employees. These services are also available to businesses in all industries, not limited to the restaurant and hospitality industries. The Company hopes that this mechanism may become a way to onboard new clients into the ShiftPixy Ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by the parent Company.

Note 2: Summary of significant accounting policies

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”) applicable to interim reports of companies filing as a smaller reporting company. These financial statements should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 1-A for the fiscal year ended August 31, 2016, filed with the SEC on March 31, 2017. In the opinion of management, the accompanying interim financial statements include all adjustments necessary in order to make the financial statements not misleading. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any other future period. Certain notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year as reported in the Company’s Annual Report on Form 1-A have been omitted. The accompanying balance sheet at February 28, 2017, has been derived from the audited balance sheet at August 31, 2016, contained in such Form 1-A.

Principles of Consolidation

The Company and its subsidiary have been consolidated in the accompanying consolidated financial statements. All intercompany balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Revenue Recognition

The Company’s revenues are primarily attributable to fees for providing staffing solutions and PEO services. The Company recognizes revenue when all of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) the product has been shipped or the services have been rendered to the customer; (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Our gross billings are primarily based on (i) the payroll cost of our worksite employees; (ii) the employer portion of payroll-related taxes; (iii) employee benefit programs; (iv) workers’ compensation insurance coverage and (v) admin fees and delivery fees, which are the fees charged to clients for providing payroll processing and temporary staffing services. Net revenues exclude the payroll cost of our website employees component of gross billings. With respect to employer payroll taxes, employee benefit programs, workers’ compensation insurance, we believe that we are the primary obligor, have latitude in establishing price, selecting suppliers, and determining the service specifications and, as such, the gross billings for those components are included as net revenues. Net revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite.

Consistent with our revenue recognition policy, our direct costs do not include the payroll cost of our worksite employees. Our cost of revenue are primarily comprised of all other costs related to our worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers’ compensation insurance costs.

Prepaid expenses and other current assets

Prepaid expenses and other current assets as of February 28, 2017 include approximately $658,000 of development costs that the Company had paid in excess of work estimated to have been performed. All development costs that do not qualify for the Company’s software capitalization policy are expensed in the period they are incurred. The Company expects such work to be performed and accordingly expensed in future periods.

Earnings (Loss) Per Share

The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive.

The following is a reconciliation of the shares used in the computation of basic and diluted EPS for the periods ended February 28, 2017 and February 29, 2016, respectively:

	Six months ended
	February 28, 2017	February 29, 2016
	(unaudited)	(unaudited)
Basic EPS – weighted-average number of common shares outstanding	26,226,692	25,390,942
Effect of dilutive potential common shares – warrants outstanding	826,225	-
Diluted EPS – weighted-average number of common shares and potential common shares outstanding	27,052,917	25,390,942

Significant Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606 (ASU 2014-09). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, the FASB decided to defer the effective date of the new revenue standard by one year. For public entities, the update is effective for financial statements issued for fiscal years beginning after December 15, 2018, and for private entities, the update is effective for financial statements issued after December 15, 2019. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements or decided upon the method of adoption.

F-8

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires a lessee to recognize a liability to make lease payments and a right-of-use asset representing a right to use the underlying asset for the lease term on the balance sheet. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its financial statements.

Note 3: Liquidity

The Company has generated accumulated losses since inception of approximately $1.7 million through February 28, 2017. The Company has a history of negative cash flows from operations and has limited working capital.

Since inception, the Company's principal source of financing has come through the sale of its common stock. The Company believes that its operating results as well as cash received from subsequent financing activities that the Company will have sufficient cash to fund operations through at least the next twelve months.

Even if the Company is unable to raise additional funds, management believes existing operations will continue to support its current operating platform with limited software development and continue to service its existing client base. The Company believes that additional funds will allow the Company to quickly scale its operations and software development efforts.

Note 4: Related Parties

Preferred Stock

In September of 2016, an “Option” was given to each of the Shareholders of record as of September 28, 2016. The aforesaid Option is as follows: to purchase shares of Preferred Stock of the Corporation at $0.0001 per share par value (the “Preferred Stock”) in an amount equal to the lesser of (a) the number of shares of common stock held by such Shareholder on September 28, 2016, or (b) the number of shares of common stock held by such Shareholder on date of the Shareholder’s exercise of the aforesaid Option. All prior options for preferred stock were rescinded. The Preferred Stock that is the subject of such Option provides a right to elect a majority of the directors on the Board of Directors of the Corporation and does not include any rights to dividends, conversion to shares of Common Stock, or preference upon liquidation of the Corporation. The Option is exercisable only upon the acquisition of a 20% or greater voting interest in the Corporation by a party other than the founding shareholders, or prior to any proposed merger, consolidation (in which the Corporation’s Common Stock is changed or exchanged) or sale of at least 50% of the Corporation’s assets or earning power (other than a reincorporation). The right to exercise the Option terminates on December 31, 2023.

Common Stock and Warrants

The Board of Directors of ShiftPixy, Inc., on October 11, 2016, declared a 1 for 2 reverse securities split, to become effective on October 12, 2016. The reverse securities split has been retroactively reflected in these financial statements.

The Company did not offer for sale any securities during the period beginning in September 2016 and continuing through December of 2016. In January 2017 and continuing through February 2017, the Company received cash in the amount of $527,000 from investors purchasing 131,750 securities issued by the Company through an offering, extended pursuant to Section 506(b), to friends and family investors, providing for the purchase of units at a cost of $4.00 per unit, with each unit including 1 share of Common Stock and one warrant to purchase 1.5 shares of Common Stock at $4.00 per share. The warrants issued in connection with such units expire on March 1, 2019.

F-9

The following tables summarize our warrants outstanding as of February 28, 2017:

	Number of shares	Weighted average remaining life (years)	Weighted average exercise price
Warrants outstanding, August 31, 2016	2,027,600	2.5	$2.50
Issued	131,750	4.0	$3.82
(Exercised)	-	-	-
(Cancelled)	-	-	-
(Expired)	-	-	-
Warrants outstanding, February 28, 2017	2,159,350	2.1	$2.58

Warrants exercisable, February 28, 2017	2,159,350	2.1	$2.58

The following table summarizes information about warrants outstanding as of February 28, 2017:

Exercise price	Warrants Outstanding	Weighted average life of outstanding warrants in years
$2.00	1,013,800	1.0
$3.00	1,013,800	2.0
$4.00	131,750	4.0
	2,159,350	2.1

Note 5: Prior Period Misstatement

Subsequent to the issuance of the audited financial statements as of and for the year ended August 31, 2016, the Company identified a prior period misstatement of approximately $280K relating to worker’s compensation expenses that were previously misclassified. The Company corrected this prior period misstatement subsequent to year end in the six-month period ended February 28, 2017 (“Workers Compensation Reversal”).

If the misstatement had been corrected in the year ended August 31, 2016, the periods presented would have been as follows:

For the Year Ended August 31, 2016	As reported	Misstatement	Revised
Operating Expenses	$3,371,000	$(280,000)	$3,091,000
Net Loss	$(1,855,000)	280,000	$(1,575,000)
Basic and Diluted Loss per Share	$(0.07)	$0.01	$(0.06)

For the Six-Month Period Ended February 28, 2017	As reported	Misstatement	Revised
Operating Expenses	$3,639,000	$280,000	$3,919,000
Net Income (Loss)	$240,000	(280,000)	$(40,000)
Basic and Diluted Loss per Share	$0.01	$(0.01)	$(0.00	)*

 _______________

* Denotes a loss of less than ($0.01) per share

Management does not view this adjustment as quantitatively or qualitatively material to either the audited consolidated financial statements as of and for the year ended August 31, 2016, or the interim financial statements (unaudited) as of and for the six-month period ended February 28, 2017.

Note 6: Subsequent Events

From March 2017 through May 2017, the Company continued to receive cash in the amount of $972,500 from investors purchasing 249,375 securities issued by the Company through two different offerings: (a) one offering, extended pursuant to Section 506(b) to friends and family investors, providing for the purchase of units at a cost of $4.00 per unit, with each unit including 1 share of Common Stock and one warrant to purchase 1.5 shares of Common Stock at $4.00 per share, and (b) another offering, extended pursuant to Section 506(c) to investors, independently confirmed as accredited, providing for the purchase of units at a cost of $4.00 per unit, with each unit including 1 share of Common Stock and one warrant to purchase one share of Common Stock at $4.00 per share. The warrants issued in connection with such units expire on March 1, 2019.

In March of 2017, the Board of Directors and, separately, the shareholders, approved the adoption of the 2017 Stock Option / Stock Issuance Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options, non-qualified stock options and stock. The Company has reserved a total of 10,000,000 shares of common stock for issuance under the Plan. Of these shares, approximately 825,000 options and 100,000 shares have been designated by the Board of Directors for issuance through May 15, 2017. Unless the Plan Administrator otherwise provides, each option is immediately exercisable, but the shares subject to such option will vest over a period of time as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Accordingly, no persons awarded options has vested ownership of shares underlying the options for at least 60 days from the date of this Offering Circular. The issuance of shares under the Plan vest according to terms established for such issuance by the Plan Administrator Management has evaluated subsequent events pursuant to the issuance of the consolidated financial statements and has determined that other than listed above, no other subsequent events exist through the date of this filing.

F-10

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

ShiftPixy, Inc.

We have audited the accompanying consolidated balance sheets of ShiftPixy, Inc. (the “Company”) as of August 31, 2016, and 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended August 31, 2016 and for the period June 3, 2015 (inception) through August 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ShiftPixy, Inc. as of August 31, 2016, and 2015, and the results of its operations and its cash flows for the year ended August 31, 2016, and for the period June 3, 2015 (inception) through August 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ Squar Milner LLP

March 31, 2017

Newport Beach, California

F-11

ShiftPixy Inc.
Consolidated Balance Sheets

	August 31, 2016	August 31, 2015
ASSETS
Current Assets
Cash and equivalents	$868,532	$103,650
Accounts receivable	56,438	-
Prepaid expenses	342,996	16,129
Other current assets	73,482	-
Total Current Assets	1,341,448	119,779

Fixed Assets, net	348,773	-
Deposits and Other Assets	104,613	-

Total Assets	$1,794,834	$119,779

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities
Accounts payable	$826,447	$18,460
Payroll related liabilities	722,715	-
Other current liabilities	121,269	-
Total Current Liabilities	1,670,431	18,460

Stockholders’ Equity
Preferred stock, 50,000,000 authorized shares; $0.0001 par value; no shares issued and outstanding as of August 31, 2016 and 2015	-	-
Common stock, authorized 750,000,000 shares; $0.0001 par value; 26,213,800 and 25,277,500 shares issued and outstanding as of August 31, 2016 and August 31, 2015, respectively	2,622	2,528
Additional paid-in capital	2,030,018	157,512
Stock subscription receivable	-	(5,040)
Accumulated deficit	(1,908,237)	(53,681)
Total Stockholders’ Equity	124,403	101,319
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,794,834	$119,779

The accompanying notes are an integral part of these consolidated financial statements.

F-12

ShiftPixy Inc.
Consolidated Statements of Operations

	For the Year Ended August 31, 2016	For the Period June 3, 2015 (Inception) Through August 31, 2015

Gross Billings	$50,672,129	$77,661
Adjustments to Gross Billings	42,211,476	59,956
Net Revenue	8,460,653	17,705
Cost of Revenue	6,944,224	11,656
Gross Profit	1,516,429	6,049

Operating Expenses
Sales and Marketing	1,019,683	-
Product Development	316,668	-
Customer Support	556,765	-
General and Administrative	1,477,869	59,730
Total Operating Expenses	3,370,985	59,730

Net Loss	$(1,854,556)	$(53,681)

Weighted Average Common Shares Outstanding	25,630,874	24,110,852
Basic and Diluted Loss per Share	$(0.07)	$(0.00)

__________

*	Denotes a loss of less than ($0.01) per share.

The accompanying notes are an integral part of these consolidated financial statements.

F-13

ShiftPixy Inc.
Statements of Stockholders’ Equity

	Common Stock		Additional	Stock		Total
	Number of Shares	Par Value ($0.0001)	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Stockholders’ Equity
Balances, June 3, 2015 (Inception)	-	$-	$-	$-	$-	$-
Issuance of founders shares	25,200,000	2,520	2,520	(5,040)	-	-
Shares issued for cash and warrants	77,500	8	154,992	-	-	155,000
Net loss	-	-	-	-	(53,681)	(53,681)
Balances, August 31, 2015	25,277,500	$2,528	$157,512	$(5,040)	$(53,681)	$101,319
Payment of stock subscription receivable	-	-	-	5,040	-	5,040
Shares issued for cash and warrants	936,300	94	1,872,506	-	-	1,872,600
Net loss	-	-	-	-	(1,854,556)	(1,854,556)
Balance on August 31, 2016	26,213,800	$2,622	$2,030,018	$-	$(1,908,237)	$124,403

The accompanying notes are an integral part of these consolidated financial statements.

F-14

ShiftPixy Inc.
Consolidated Statements of Cash Flows

	For the Year Ended August 31, 2016	For the Period (June 3, 2015 Inception) Through August 31, 2015
OPERATING ACTIVITIES
Net Loss	$(1,854,556)	$(53,681)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	23,222	-
Changes in Operating Assets and Liabilities
Accounts Receivable	(56,438)	-
Prepaid expenses and other current assets	(400,349)	(16,129)
Other assets	(104,613)	18,460
Accounts payable	807,987	-
Payroll related liabilities	722,715	-
Other current liabilities	121,269	-
Net cash used in Operating Activities	(740,763)	(51,350)
INVESTING ACTIVITIES
Purchase of fixed assets	(371,995)	-
Net cash used in investing activities	(371,995)	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock with warrants	1,872,600	155,000
Proceeds from stock subscription receivable	5,040	-
Net cash provided by financing activities	1,877,640	155,000
Net Increase in Cash	764,882	103,650

Cash at Beginning of Period	103,650	-
Cash at End of Period	$868,532	$103,650

The accompanying notes are an integral part of these consolidated financial statements.

F-15

ShiftPixy. Inc.

Notes to the Financial Statements

Note 1: Nature of operations

ShiftPixy, Inc. (the “Company”) was incorporated in the State of Wyoming on June 3, 2015. The Company is a specialized staffing service provider that provides solutions for large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades. The Company’s initial focus is on the restaurant industry in Southern California.

Shift Human Capital Management Inc. (“SHCM”), a wholly-owned subsidiary of ShiftPixy, Inc., is incorporated in the State of Wyoming. SHCM functions substantially as a professional employer organization (“PEO”), assuming significant attributes of employer status in relation to the subject employees, and provides worker’s compensation coverage written in the names of the clients (as may be required by some states). SHCM also functions as an administrative services only (“ASO”) provider, in response to client needs for only administrative and processing services, performing functions in the nature of a payroll processor, human resources consultant, administrator of worker’s compensation coverages and claims, under circumstances wherein the client remains as the sole employer of the subject employees. These services are also available to businesses in all industries, not limited to the restaurant and hospitality industries. The Company hopes that this mechanism may become a way to onboard new clients into the ShiftPixy Ecosystem when eligible clients to whom we are providing these services recognize the value of the services provided by the parent Company.

Note 2: Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The Company and its subsidiary have been consolidated in the accompanying consolidated financial statements. All intercompany balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenues are primarily attributable to fees for providing staffing solutions and PEO services. The Company recognizes revenue when all of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) the product has been shipped or the services have been rendered to the customer; (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

F-16

Our gross billings are primarily based on (i) the payroll cost of our worksite employees; (ii) the employer portion of payroll-related taxes; (iii) employee benefit programs; (iv) workers’ compensation insurance coverage and (v) admin fees and delivery fees, which are the fees charged to clients for providing payroll processing and temporary staffing services. Net revenues exclude the payroll cost of our website employees component of gross billings. With respect to employer payroll taxes, employee benefit programs, workers’ compensation insurance, we believe that we are the primary obligor, have latitude in establishing price, selecting suppliers, and determining the service specifications and, as such, the gross billings for those components are included as net revenues. Net revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite.

Consistent with our revenue recognition policy, our direct costs do not include the payroll cost of our worksite employees. Our cost of revenue are primarily comprised of all other costs related to our worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers’ compensation insurance costs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank and from time to time exceed the federally insured limits. The deposits are made with a reputable financial institution, and the Company does not anticipate realizing any losses from these deposits. The Company did not have any cash equivalents at August 31, 2016 and 2015.

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

All fixed assets are depreciated on a straight-line basis based on their estimated useful lives. Furniture and fixtures are depreciated over 7 years whereas computers and equipment is depreciated over 5 years. Leasehold improvements are depreciated over the lessor of the estimated useful life of the asset or the lease term, which is 5 years. The amortization of these assets is included in depreciation expense on the consolidated financial statements.

Fair Value Measurements

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset. This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-17

The Company did not fair value any of its operating assets or liabilities as of August 31, 2016 or 2015. The carrying value of accounts receivable, prepaid expenses, accounts payables, and other current liabilities approximates the fair value due to their short-term maturities.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, “Income Taxes.” Under FASB ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At August 31, 2016, and 2015, there were no unrecognized tax benefits.

Loss Per Share

The Company utilizes FASB ASC 260, “Earnings per Share.” Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive for the year ended August 31, 2016 and for the period June 3, 2015 (inception) through August 31, 2015, there were no potentially dilutive shares.

Advertising Costs

The Company expenses advertising costs when incurred. Advertising costs incurred amounted to $35,003 and $1,363 for the years ended August 31, 2016, and 2015, respectively.

Leases

For lease agreements that provide for escalating rent payments or free-rent occupancy periods, the Company recognizes rent expense on a straight-line basis over the non-cancelable lease term and option renewal periods where failure to exercise such options would result in an economic penalty in such amount that renewal appears, at the inception of the lease, to be reasonably assured. The lease term commences on the date that the Company takes possession of or controls the physical use of the property. Deferred rent is included in other current liabilities on the consolidated balance sheets. As of August 31, 2016, and 2015, deferred rent totals $51,315 and $0.

Significant Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606 (ASU 2014-09). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The premise of the guidance is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 can be adopted by the Company either retrospectively or as a cumulative-effect adjustment as of the date of adoption. On April 1, 2015, the FASB decided to defer the effective date of the new revenue standard by one year. For public entities, the update is effective for financial statements issued for fiscal years beginning after December 15, 2018, and for private entities, the update is effective for financial statements issued after December 15, 2019. The Company is currently evaluating the new guidance and has not determined the impact this standard may have on its financial statements or decided upon the method of adoption.

F-18

In February 2016, the FASB issued ASU 2016-02, Leases. The standard requires a lessee to recognize a liability to make lease payments and a right-of-use asset representing a right to use the underlying asset for the lease term on the balance sheet. The ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its financial statements.

Note 3: Liquidity

The Company has incurred losses from operations, negative cash flows from operations and has limited working capital. As of August 31, 2016, the Company had an accumulated deficit of approximately $1.9 million.

Since inception, the Company’s principal source of financing has come through the sale of its common stock. The Company believes that its operating results as well as cash received from subsequent financing activities that the Company will have sufficient cash to fund operations through at least the next twelve months.

Note 4: Related Parties

Scott Absher, CEO and COO of the Company, is also the Principal at Struxurety, a consulting company. Scott Absher drew a monthly retainer from the Company for his role in the early stage work completed for the Company. Scott Absher transitioned to being the Company’s employee on April 1, 2016. During the year ended August 31, 2016, and 2015, the Company incurred $72,000 and $12,000 in professional fees to Struxurety, respectively.

J. Stephan Holmes, an advisor to and significant shareholder of the Company, was the COO at XccelerateHR, LLC (“XccelerateHR”), a company that provided payroll processing services to the Company. J. Stephan Holmes resigned as the COO at XccelerateHR on March 31, 2016. During the year ended August 31, 2016, and 2015, the Company incurred $72,000 and 12,000 in such professional fees to J. Stephan Holmes for management consulting services, respectively. ShiftPixy incurred $9,776 in batch processing fees to XccelerateHR during the year ended August 31, 2016. The amount was due and outstanding to XccelerateHR as of August 31, 2016.

During the years ended August 31, 2016, and 2015, the Company, Inc. paid $300,000 as an advance payment of future commission obligations to XccelerateHR as an independent producer for the Company. This advance has been reduced by payments for software license transfers, worker’s compensation deposits and other charges owed by the Company to XccelerateHR. Prepaid commissions totaled $175,000 as of August 31, 2016 and are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

F-19

Note 5: Fixed Assets

Fixed Assets consisted of the following at August 31, 2016 and 2015:

	August 31, 2016	August 31, 2015
Furniture and equipment	$347,609	$-
Leasehold improvements	$24,386	$-
	$371,995	$
Accumulated depreciation	$(23,222)	$-
Fixed assets, net	$348,773	$-

Depreciation expense for the years ended, August 31, 2016, and 2015 was $23,222 and $0, respectively.

Note 6: Stockholders’ Equity

Common Stock and Warrants

From July 2015 to August 2016, the Company sold 1,013,800 shares of common stock at $2 per share. Each share includes one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date. In February 2017, the Board of Directors extended the expiration of all such warrants to March 1, 2019.

The Board of Directors of ShiftPixy, Inc., on October 11, 2016, declared a 1 for 2 reverse securities split, to become effective on October 12, 2016. The stock split have been retroactively reflected in these financial statements.

The following tables summarize our warrants outstanding as of August 31, 2016 and 2015:

	Number of shares	Weighted average remaining life (years)	Weighted average exercise price
Warrants outstanding, June 3, 2015 (Inception)	-	-	$-
Issued	155,000	2.5	$2.50
(Exercised)	-	-	-
(Cancelled)	-	-	-
(Expired)	-	-	-
Warrants outstanding, August 31, 2015,	155,000	2.5	$2.50
Issued	1,872,600	2.5	$2.50
(Exercised)	-	-	-
(Cancelled)	-	-	-
(Expired)	-	-	-
Warrants outstanding, August 31, 2016,	2,027,600	2.5	$2.50

Warrants exercisable, August 31, 2016,	2,027,600	2.5	$2.50

F-20

The following table summarizes information about warrants outstanding as of August 31, 2016:

Exercise price	Warrants Outstanding	Weighted average life of outstanding warrants in years
$2.00	1,013,800	1.0
$3.00	1,013,800	2.0
	2,027,600	1.5

Note 7: Income Taxes

Current income taxes are based upon the year’s income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company’s deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three-year period.

As of August 31, 2016, and 2015, the Company had net operating loss carryforwards of approximately $1,855,000 and $54,000 respectively, which begin to expire in 2029. The deferred tax assets arising from the net operating loss carryforwards are approximately $742,000 as of August 31, 2016. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management’s analysis, they concluded that it was more likely than not that the deferred tax asset would not be realized. Therefore, the Company established a full valuation allowance against the deferred tax assets. The change in the valuation allowance in 2016 and 2015 was approximately $742,000.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at August 31, 2016 and 2015 was primarily due to changes in the valuation allowance for deferred taxes.

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of August 31, 2016, and 2015, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. Our tax years for 2015 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

F-21

Note 8: Commitments and Contingencies

Operating Lease

Effective April 15, 2016, the Company entered into a non-cancelable five-year operating lease to for its Irvine facilities. The Company has the right to renew certain facility leases for an additional three years. Rent expense was $144,719 for the year ended August 31, 2016. The company did not incur rent expense for the year ended August 31, 2015.

Future minimum lease payments under non-cancelable operating leases at August 31, 2016, are as follows:

Years ended August 31,
2017	$240,000
2018	248,000
2019	255,000
2020	263,000
2021	202,000
Total minimum payments	$1,208,000

Litigation

During the ordinary course of business, the Company is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

Note 9: Subsequent Events

From September 2016 through March 2017, the Company received cash in the amount of $1,162,500 from investors purchasing Common Stock in the Company. From September 2016 to March 2017 the Company issued 290,625 common shares for $4.00 per share.

F-22

In September of 2016, an “Option” was given to each of the Shareholders of record as of September 28, 2016. The aforesaid Option is as follows: to purchase shares of Preferred Stock of the Corporation at $0.0001 per share par value (the “Preferred Stock”) in an amount equal to the lesser of (a) the number of shares of common stock held by such Shareholder on September 28, 2016, or (b) the number of shares of common stock held by such Shareholder on date of the Shareholder’s exercise of the aforesaid Option. All prior options for preferred stock were rescinded. The Preferred Stock that is the subject of such Option provides a right to elect a majority of the directors on the Board of Directors of the Corporation and does not include any rights to dividends, conversion to shares of Common Stock, or preference upon liquidation of the Corporation. The Option is exercisable only upon the acquisition of a 20% or greater voting interest in the Corporation by a party other than the founding shareholders, or prior to any proposed merger, consolidation (in which the Corporation’s Common Stock is changed or exchanged) or sale of at least 50% of the Corporation’s assets or earning power (other than a reincorporation). The right to exercise the Option terminates on December 31, 2023.

Effective October 12, 2016, we authorized a 1 for 2 Reverse Securities Split as follows: A two for one reverse split of Common Stock alone as well as a two for one reverse split for Units sold in private offerings effected prior to that date, thus reducing by half the number of shares of Common Stock underlying the Units as well as reducing by half the number of Warrants to acquire additional Common Stock that are part of the Units but not affecting the exercise prices of $2.00 and $3.00 per share as set forth in the then existing Warrants.

On November 30, 2016, Kenneth W. Weaver was appointed as Independent Director. The compensation agreement with Kenneth W. Weaver includes a minimum Stock option award for $75,000 per year to be granted following the adoption of a Stock Option and Stock Issuance plan.

In January, our Board of Directors voted to terminate the services of our audit firm, Pritchett Siler & Hardy, PC, and replace them with the audit firm, Squar Milner, LLP.

In February, our Board of Directors approved an action to effect the withdrawal of the Corporation’s offering of its Common Stock, par value $0.0001 per share, from listing with The Nasdaq Capital Market.

We entered into an agreement with Mr. Stephen DeSantis to serve as the Company’s CFO effective March 1, 2017. Mr. DeSantis’s salary is agreed to be set at $200,000 per year, provided, however, that the Company anticipates increasing Mr. DeSantis’ salary over the course of the year. Additional compensation in the form of stock options are anticipated to be awarded in a manner consistent with the plans of the Company to award executive management generally.

On March 6, 2017, our shareholders conducted the annual meeting wherein our then current directors, Scott W. Absher and Kenneth W. Weaver, were elected to continue to serve as directors of the Corporation to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified.

In March of 2017, the Board of Directors and, separately, the shareholders, approved the adoption of the 2017 Stock Option / Stock Issuance Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options, non-qualified stock options and stock. The Company has reserved a total of 10,000,000 shares of common stock for issuance under the Plan. Of these shares, approximately 825,000 options and 100,000 shares have been designated by the Board of Directors for issuance through the date of this Offering Circular. Unless the Plan Administrator otherwise provides, each option is immediately exercisable, but the shares subject to such option will vest over a period of time as follows: 25% vest after a 12-month service period following the award, and the balance vest in equal monthly installments over the next 36 months of service. Accordingly, no persons awarded options has vested ownership of shares underlying the options for at least 60 days from the date of this Offering Circular. The issuance of shares under the Plan vest according to terms established for such issuance by the Plan Administrator.

Management has evaluated subsequent events pursuant to the issuance of the consolidated financial statements and has determined that other than listed above, no other subsequent events exist through the date of this filing.

F-23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

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PART III-EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement
1.2	Revised Underwriting Agreement
1.3	Further Revised Underwriting Agreement*
1.4	Underwriter Engagement Agreement Extension
2.1	Articles of Incorporation
2.2	Bylaws
2.3	Amendment to Articles of Incorporation
2.4	Articles of Incorporation - SHCM
2.5	Bylaws - SHCM
3.1	Form of Underwriter Warrant
3.2	Principal Shareholder Option
3.3	Shareholder Warrants
3.4	Amended Principal Shareholder Option
3.5	Further Amended Principal Shareholder Option
3.6	New Shareholder Warrant
3.7	Special Shareholder Warrant
3.8	2017 Stock Option and Stock Issuance Plan
4.1	Subscription Agreement
6.1	Form of Client Agreement
6.2	Consulting Agreement - Struxurety
6.3	Consulting Agreement - Holmes
6.4	XccelerateHR Agreement Business Processing Outsource
6.5	XccelerateHR Independent Sales Representative Agreement
6.6	Waiver of any Amounts Due Consulting Agreement - Struxurety
6.7	Waiver of any Amounts Due Consulting Agreement - Holmes
6.8	Agreement for HR software - XccelerateHR PrismHR
6.9	Assignment of HR Software - XccelerateHR ShiftPixy PrismHR
6.10	Kadima Agreement
6.11	Assignment of Kadima Agreement and other IP - Holmes
6.12	Assignment of Kadima Agreement and other IP - Absher
6.13	Letter Agreement between ShiftPixy, XccelerateHR and its Affiliates with Exhibit A
6.14	Code of Business Conduct and Ethics
6.15	Employment Letter - DeSantis
6.16	Updated Form of Client Agreement - ShiftPixy
6.17	Form of Client Agreement - ShiftableHR
8.1	Form of Escrow Agreement
8.2	Rule 15c2-4 Services Agreement
8.3	Escrow Agreement with Prime Trust*
11.1	Consent of Squar Milner LLP*
11.2	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 12.1 and 12.2)
12.1	Opinion of Williams Securities Law Firm, P.A.
12.2	Updated Legal Opinion of Williams Securities Law Firm, P.A.
13.1	Previously Unfiled Test the Waters Materials as of Amendment 3
13.2	Previously Unfiled Test the Waters Materials as of Amendment 4*

__________

No asterisk = previously filed

*Filed Herewith

** To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on  June 7, 2017.

(Exact name of issuer as specified in its charter):	ShiftPixy, Inc.

By (Signature and Title):	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Stephen P. DeSantis

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	June 7, 2017

SIGNATURES OF DIRECTORS:

/s/ Scott W. Absher	June 7, 2017
Scott W. Absher, Chairman	Date

/s/ Kenneth W. Weaver	June 7, 2017
Kenneth W. Weaver, Director	Date

72